Exhibit 2.2

MISSISSIPPI BUSINESS FINANCE CORPORATION

MISSISSIPPI POWER COMPANY

_____________________

BOND ASSUMPTION AND EXCHANGE AGREEMENT

Dated as of October 20, 2011

_____________________

Providing for the issuance by Mississippi Business Finance Corporation of replacement Taxable Revenue Bonds, 7.13% Series 1999A due 2021 (Escatawpa Funding, Limited Partnership Project) and the assumption by Mississippi Power Company of various obligations in respect of such Bonds under the related Loan Agreement

TABLE OF CONTENTS

1.	PURCHASE OF PROJECT; ASSUMPTION OF OBLIGATIONS.	3
2.	EXCHANGE OF BONDS; THE CLOSING.	4
3.	BONDHOLDER’S REPRESENTATION; CONSENT AND RELEASE.	5
	3.1. Acquisition for Investment.	5
	3.2. Source of Funds.	5
	3.3. Ownership of Fixed Rate A-Bonds.	7
	3.4. Consent and Release.	7
4.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER.	8
	4.1. Status.	8
	4.2. Compliance, etc.	8
	4.3. Authorizations.	8
	4.4. Enforceability.	9
	4.5. No Conflict.	9
	4.6. Litigation.	10
	4.7. Payment Defaults.	10
5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.	10
	5.1. Corporate Matters.	10
	5.2. Binding Agreement.	10
	5.3. Compliance with Law, Other Instruments, etc.	11
	5.4. Governmental Consents.	11
	5.5. Financial Statements.	11
	5.6. Changes.	12
	5.7. Litigation.	12
	5.8. Intellectual Property.	12
	5.9. Compliance with Legal Requirements and Insurance Requirements.	12
	5.10. Liens.	13
	5.11. ERISA.	13
	5.12. Environmental Representations.	13
	5.13. Utility Availability	16
	5.14. Disclosure.	16
6.	CONDITIONS TO CLOSING.	17
	6.1. Officer’s Certificates.	17
	6.2. Execution and Delivery of Finance Documents, Filings.	18
	6.3. Opinions of Counsel.	19
	6.4. Payment of Fees, etc.	20
	6.5. Insurance.	20
	6.6. Proceedings Satisfactory.	20
	6.7. Title.	20
	6.8. Other Bondholders; Cancellation of Fixed Rate A-Bonds.	21
	6.9. Surrender and Cancellation of Existing Note.	21

7.	HOME OFFICE PAYMENT; EXCHANGE OF FIXED RATE A BONDS, ETC.	21
	7.1. [Intentionally Omitted – See Section 14.1 of the Second Amended and Restated Collateral Indenture as to “Place of Payment”]	21
	7.2. Home Office Payment.	21
	7.3. [Intentionally Omitted – See Section 14.2 of the Second Amended and Restated Collateral Indenture as to “Registration of Bonds”]	22
	7.4. [Intentionally Omitted – See Section 14.3 of the Second Amended and Restated Collateral Indenture as to “Transfer and Exchange of Bonds”]	22
	7.5. [Intentionally Omitted – See Section 14.4 of the Second Amended and Restated Collateral Indenture as to “Replacement of Bonds”]	22
	7.6. [Intentionally Omitted – See Section 14.5 of the Second Amended and Restated Collateral Indenture as to “Execution of Bonds”]	22
	7.7. [Intentionally Omitted – See Section 14.6 of the Second Amended and Restated Collateral Indenture as to “Payment of Bonds”]	22
8.	PREPAYMENT OF THE REPLACEMENT BONDS.	22
	8.1. Required Payments on Bond Payment Dates.	22
	8.2. Required Prepayment and Redemption in Certain Events.	23
	8.3. Optional Prepayment and Redemption of the Replacement Bonds.	23
	8.4. [Intentionally Omitted – See Section 14.8 of the Second Amended and Restated Collateral Indenture as to “Notice of Prepayment”]	23
	8.5. [Intentionally Omitted – See Section 14.9 of the Second Amended and Restated Collateral Indenture as to “Maturity; Surrender, etc.”]	23
	8.6. [Intentionally Omitted – See Section 14.10 of the Second Amended and Restated Collateral Indenture as to “Selection of Bonds for Prepayment”]	23
	8.7. [Intentionally Omitted – See Section 14.11 of the Second Amended and Restated Collateral Indenture as to “Purchase of Bonds”]	23
	8.8. Make-Whole Premium.	23
9.	COVENANTS OF THE COMPANY.	25
	9.1. Corporate Existence.	25
	9.2. Delivery of Information.	25
	9.3. Project Authorizations.	27
	9.4. Project Information.	27
	9.5. Environmental Covenants.	27
	9.6. Environmental Event.	28
	9.7. State of Incorporation.	29
	9.8. Merger, Consolidation or Sale of Assets.	29
	9.9. Compliance with Laws, Restricted Use, Inspection.	30
	9.10. Maintenance of Properties, Payment of Taxes, Etc.	31
	9.11. Transaction Expenses, etc.	32
	9.12. Indemnification.	33

	9.13. Insurance.	34
	9.14. Further Assurances.	34
10.	[INTENTIONALLY OMITTED].	34
11.	LOSS OR DAMAGE TO THE PROJECT.	35
12.	CONDEMNATION.	35
13.	DEFAULTS; REMEDIES.	36
	13.1. Events of Default.	36
	13.2. Default Remedies.	39
	13.3. Notice of Default.	41
14.	INTERPRETATION OF THIS AGREEMENT.	41
	14.1. Terms Defined.	41
15.	[INTENTIONALLY OMITTED].	54
16.	MISCELLANEOUS.	54
	16.1. Notices.	54
	16.2. Severability.	55
	16.3. Survival.	55
	16.4. Successors and Assigns.	55
	16.5. Amendment and Waiver.	55
	16.6. Jurisdiction and Process; Waiver of Jury Trial.	57
	16.7. Governing Law.	57
	16.8. Counterparts.	57
	16.9. [Intentionally Omitted].	58
	16.10. Company May Act for Issuer.	58
	16.11. Third Party Beneficiary.	58

SCHEDULE I	-	Names and Addresses of Bondholders
SCHEDULE 9.3	-	Project Authorizations
EXHIBIT A	-	Form of Replacement Bond
EXHIBIT B	-	Form of Second Amended and Restated Indenture of Trust, Security Agreement and Collateral Assignment of Contracts
EXHIBIT C	-	Form of Amended and Restated Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing
EXHIBIT D	-	Form of Second Amended and Restated Loan Agreement
EXHIBIT E	-	Form of Second Amended and Restated Assignment Agreement
EXHIBIT F	-	Form of Assignment and Assumption Agreement
EXHIBIT G	-	Form of Bill of Sale
EXHIBIT H	-	Form of Release of Subordinated Deed of Trust
EXHIBIT I	-	Form of Master Termination Agreement
EXHIBIT J	-	Form of Memorandum of Termination of Lease

EXHIBIT K	-	Form of Assignment and Assumption of Ground Lease
EXHIBIT L	-	Form of Memorandum of Assignment of Leasehold Deed of Trust
EXHIBIT M	-	Form of Ground Lessor Consent and Estoppel Certificate
EXHIBIT N-1	-	Form of Opinion of special New York counsel for the Company (re tax matters)
EXHIBIT N-2	-	Form of Opinion of special New York counsel for the Company
EXHIBIT N-3	-	Form of Opinion of counsel for the Company
EXHIBIT N-4	-	Form of Opinion of Bond counsel
EXHIBIT N-5	-	Form of Opinion of counsel for the Collateral Trustee
EXHIBIT N-6	-	Form of Opinion of special counsel to the Bondholders
EXHIBIT N-7	-	Form of Opinion of New York counsel for Juniper and Merrill
EXHIBIT N-8	-	Form of Opinion of counsel for the Issuer

MISSISSIPPI BUSINESS FINANCE CORPORATION

MISSISSIPPI POWER COMPANY

Re: Taxable Revenue Bonds, 7.13% Series 1999A due 2021 (Escatawpa Funding, Limited Partnership Project)

as of October 20, 2011

TO THE BONDHOLDERS WHOSE NAMES APPEAR IN THE ACCEPTANCE FORM AT THE END HEREOF

Ladies and Gentlemen:

MISSISSIPPI BUSINESS FINANCE CORPORATION, a body corporate and politic and instrumentality of the State of Mississippi (the “Issuer”), and MISSISSIPPI POWER COMPANY, a Mississippi corporation (the “Company”), hereby agree with you as follows:

BACKGROUND

Juniper Capital L.P., a Delaware limited partnership (“Juniper”), owns a 1064 megawatt combined cycle electric generation facility and related equipment (said combined cycle electric generation facility, together with all improvements and equipment, and any replacements thereof, are collectively called the “Facility”).  The components of the Facility are located in Jackson County, Mississippi, on land more particularly described in Exhibit A to the Ground Lease referred to below (the “Site”), which Site has been leased by the Company and Gulf Power Company, a Florida corporation (together with the Company, the “Ground Lessor”), to Escatawpa Funding, Limited Partnership pursuant to a Ground Lease dated as of April 29, 1999, as amended by Amendment No. 1 thereto dated as of May 4, 2001, as assigned to Juniper pursuant to an Assignment and Assumption of Ground Lease dated as of June 27, 2003 (as so amended and assigned, the “Ground Lease”).  The Facility, the leasehold interest in the Site, and the respective easements, servitudes, rights of way, rights and appurtenances relating to the Site as described in the Ground Lease are collectively called the “Project”.

Juniper and the Company entered into (i) an Amended and Restated Lease Agreement dated as of June 27, 2003, as amended by Amendment No. 1 thereto dated as of October 20, 2005 (as amended, the “Lease”), pursuant to which the Company leases the Project from Juniper; and (ii) an Amended and Restated Facility Support Agreement dated as of June 27, 2003 (the “Facility Support Agreement”), pursuant to which the Company undertook, among other things, to provide Juniper with continued, non-exclusive use of certain essential services and facilities if Juniper takes possession of the Project in certain circumstances.

In addition, Merrill Lynch & Co., Inc. (“Merrill”) executed and delivered an amended and restated shortfall letter agreement on October 20, 2005 (the “Merrill Shortfall Agreement”), pursuant to which Merrill agreed to pay Juniper certain amounts in connection with a surrender of the Facility pursuant to Section 13(f) of the Lease resulting in payment of the Residual Guaranty Amount (as defined in the Lease).

For the purpose of financing (or refinancing in part) the Project, the Issuer has heretofore issued and sold (i) $270,000,000 aggregate principal amount of its Taxable Revenue Bonds, 7.13% Series 1999A due 2021 (Escatawpa Funding, Limited Partnership Project) (the “Fixed Rate A-Bonds”), (ii) $50,000,000 aggregate principal amount of its Taxable Revenue Bonds, 6.62% Series 1999B due 2011 (Escatawpa Funding, Limited Partnership Project) (the “Fixed Rate B-Bonds” and, together with the Fixed Rate A-Bonds, collectively the “Existing Fixed Rate Bonds”) and (iii) $25,128,008, aggregate principal amount of its Taxable Revenue Bonds, Series 2005 due 2011 (Escatawpa Funding, Limited Partnership Project) (the “Floating Rate Bonds” and, together with the Existing Fixed Rate Bonds, collectively, the “Existing Bonds”).  The Fixed Rate A-Bonds remain outstanding in their aggregate original principal amount and are the subject of this Agreement.  The Fixed Rate B-Bonds and the Floating Rate Bonds are being paid in full at maturity, and will no longer be outstanding, as of the date hereof.  The Existing Fixed Rate Bonds were issued and sold pursuant to an Amended and Restated Bond Purchase Agreement, dated as of June 27, 2003, as amended by the First Amendment to Amended and Restated Bond Purchase Agreement, dated as of October 20, 2005 (as amended, the “Fixed Rate Bond Purchase Agreement”), entered into by the Issuer and Juniper with the bond purchasers listed in the Fixed Rate Bond Purchase Agreement.  The Floating Rate Bonds were issued and sold pursuant to a Bond Purchase Agreement, dated as of October 20, 2005 (the “Floating Rate Bond Purchase Agreement” and, together with the Fixed Rate Bond Purchase Agreement, the “Bond Purchase Agreements”), entered into by the Issuer and Juniper with the bond purchasers listed in the Floating Rate Bond Purchase Agreement.

The Existing Bonds are secured by an Amended and Restated Indenture of Trust, Security Agreement and Collateral Assignment of Contracts dated as of June 27, 2003, as amended and supplemented by the First Supplement to Indenture of Trust, Security Agreement and Collateral Assignment of Contracts dated as of October 20, 2005 (as so supplemented and amended, the “Existing Collateral Indenture”), from Juniper to the Collateral Trustee (as defined herein), covering, among other things, Juniper’s right, title and interest in and to the Facility, the Lease, the Ground Lease, the obligations of Merrill under the Merrill Shortfall Agreement, the Facility Support Agreement and other Collateral (as defined in the Existing Collateral Indenture).  The Existing Bonds are also secured by a Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of April 29, 1999, as amended by the First Amendment to Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of May 4, 2001, the Second Amendment to Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of June 27, 2003 and the Third Amendment to Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of October 20, 2005 (as so amended, the “Existing Leasehold Deed of Trust”), from Juniper to the trustee named therein for the benefit of the Collateral Trustee, creating a Lien on the leasehold interest in the Site under the Ground Lease and the portions of the Facility constituting fixtures, as security for the Existing Bonds and certain other secured obligations.

Pursuant to Section 13(a) of the Lease, the Company delivered to Juniper a notice dated July 20, 2011 (the “Purchase Option Notice”) informing Juniper of the Company’s intent to purchase the Project as a whole for an amount equal to its Adjusted Acquisition Cost (as defined in the Lease) on the Basic Rent Payment Date (as defined in the Lease) occurring on October 20, 2011 (the “Purchase”).  In connection with such Purchase, Juniper and the Company intend to terminate the Lease, the Merrill Shortfall Agreement, the Facility Support Agreement and certain ancillary documents delivered by Juniper, the Company, Merrill and the Collateral Trustee in connection with the Lease and the Bond Purchase Agreements.

Pursuant to Section 13(d) of the Lease and Section 12.11 of the Fixed Rate Bond Purchase Agreement, the Company has elected to assume Juniper’s obligations under that certain Amended and Restated Loan Agreement dated as of June 27, 2003 (the “Existing Loan Agreement”), between the Issuer and Juniper, pursuant to which the proceeds of the Fixed Rate A-Bonds were loaned by the Issuer to Juniper as evidenced by that certain Promissory Note dated April 29, 1999 from Juniper to the Issuer in the amount of $270,000,000 (the “Existing Note”), such that the purchase price for the Company’s Purchase of the Project will be paid through a combination of (i) cash and (ii) the assumption of Juniper’s obligations under the Existing Loan Agreement.

The Issuer’s rights, title, and interests under the Existing Loan Agreement, the Existing Note and related documents and the Issuer’s rights, title and interests in and to the proceeds of the Fixed Rate A-Bonds have been assigned to the Collateral Trustee pursuant to an Amended and Restated Assignment Agreement dated as of June 27, 2003 (the “Existing Assignment”) between the Issuer and the Collateral Trustee.

1.	Purchase of Project; Assumption of Obligations.

The Company proposes to acquire the Project from Juniper and assume the rights and obligations of Juniper under, inter alia, the Fixed Rate Bond Purchase Agreement, the Existing Collateral Indenture, the Existing Leasehold Deed of Trust, the Existing Loan Agreement, the Existing Note and the Existing Assignment pursuant to the terms of the Assignment and Assumption Agreement (hereinafter defined).  The Company also proposes to assume the rights and obligations of Juniper under the Ground Lease and the Easement (as hereinafter defined), pursuant to the terms of the Assignment and Assumption of Ground Lease (as hereinafter defined).  Concurrent with such acquisition and assumption, the Company proposes to (i) amend and restate the Fixed Rate Bond Purchase Agreement in its entirety pursuant to this Agreement, (ii) amend and restate the Existing Collateral Indenture in its entirety, (iii) amend and restate the Existing Loan Agreement and the Existing Assignment in their entirety and execute and deliver the Note (hereinafter defined) in exchange for the Existing Note evidencing the indebtedness assumed under the Existing Loan Agreement, (iv) enter into an Amended and Restated Leasehold Deed of Trust (as hereinafter defined) in respect of the Site, and (v) terminate the Lease, the Existing Ground Lessor Consent and Estoppel Certificate, the Floating Rate Bond Purchase Agreement, the Floating Rate Loan Agreement, the Floating Rate Assignment Agreement, the Subordination, Non-Disturbance and Attornment Agreement, the Subordinated Deed of Trust, the Merrill Shortfall Letter, the Amended and Restated

Reimbursement Agreement, the Company Fixed Rate Consent and Agreement, the Company Floating Rate Consent and Agreement, the Merrill Consent and Agreement and the Facility Support Agreement all as hereinbelow provided.  The Company also proposes that, concurrently with such assumption, Juniper be released from its obligations under the Bond Purchase Agreements, the Existing Collateral Indenture, the Existing Leasehold Deed of Trust and the other existing Finance Documents (as defined in the Bond Purchase Agreements but excluding the Security Agreement and the Participation Agreement referenced therein) to which it is party.

In furtherance of the foregoing, and to evidence the indebtedness assumed hereunder by the Company as currently evidenced by the Fixed Rate A-Bonds, the Issuer has duly authorized an issuance of $270,000,000 aggregate principal amount of its replacement bonds (the “Replacement Bonds”), which Replacement Bonds shall be issued in substitution of, and exchange for, the Fixed Rate A-Bonds and be substantially in the form of Exhibit A hereto.  As used herein, the term “Replacement Bonds” means all bonds originally issued and delivered pursuant to this Agreement and the term “Fixed Rate A-Bonds” means all Fixed Rate A-Bonds originally issued and delivered under the Fixed Rate Bond Purchase Agreement, and each such term includes all bonds delivered in substitution or exchange for any of such bonds and, where applicable, includes the singular number as well as the plural.  The terms “Replacement Bond” and “Fixed Rate A-Bond” mean one of the Replacement Bonds or Fixed Rate A-Bonds, as applicable.

2.	Exchange of Bonds; the Closing.

Subject to the terms of this Agreement and in furtherance of the Company’s assumption of Juniper’s obligations under the Existing Loan Agreement, the Issuer hereby agrees to deliver to you the Replacement Bonds in the aggregate principal amount or amounts set forth opposite your name in Schedule I hereto, upon surrender by you in exchange therefor of Fixed Rate A-Bonds in the same unpaid principal amount or amounts as set forth opposite your name in Schedule I hereto.

The closing of the assumption of the obligations under the Existing Loan Agreement and the surrender of the Fixed Rate A-Bonds and the delivery of the Replacement Bonds in exchange therefor under this Agreement will be held at the office of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, at 10:00 a.m. on October 20, 2011 (the “Closing”).  At the Closing the Issuer will deliver to you one or more Replacement Bonds, registered in your name or the name of your nominee, in any denominations (subject to integral multiples of $500,000 or, if less, in the amount of the unpaid principal of the corresponding Fixed Rate A-Bond), in the aggregate principal amount or amounts to be acquired by you, all as your special counsel may specify by timely notice to the Company (or, in the absence of such notice, one Replacement Bond for each Fixed Rate A-Bond being surrendered by you, registered in the same name as such Fixed Rate A-Bond), duly executed and dated October 20, 2011, against surrender of the Fixed Rate A-Bonds to be exchanged by you.

If at the Closing the Issuer shall fail to tender the Replacement Bonds to be delivered to you as provided in this Section 2, or any of the conditions specified in Section 6 hereof shall not have been fulfilled, you shall be relieved of all obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment, and the Fixed Rate Bond Purchase Agreement shall remain in full force and effect and the Fixed Rate A-Bonds shall continue to be outstanding thereunder.

3.	Bondholder’s Representation; Consent and Release.

3.1.	Acquisition for Investment.

You severally represent that you are acquiring Replacement Bonds in exchange for your Fixed Rate A-Bonds at the Closing for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control.  You understand that the Replacement Bonds have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither the Issuer nor the Company is required to register the Replacement Bonds.  Your exchange of your Fixed Rate A-Bonds for the Replacement Bonds at the Closing will constitute your confirmation of such representation.

3.2.	Source of Funds.

You severally represent that at least one of the following statements is an accurate representation as to each source of the Fixed Rate A-Bonds (a “Source”) to be surrendered by you in exchange for the Replacement Bonds to be acquired by you hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by you to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 3.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

3.3.	Ownership of Fixed Rate A-Bonds.

You severally represent that you are the beneficial owner of the Fixed Rate A-Bonds in the unpaid principal amount or amounts set forth opposite your name in Schedule I hereto and you have received all principal and interest payments due on account of such Fixed Rate A-Bonds up to and including April 20, 2011.

3.4.	Consent and Release.

Subject to the satisfaction of the conditions to its obligation to surrender Fixed Rate A-Bonds in exchange for Replacement Bonds at the Closing as hereinafter provided, each Bondholder severally (i) consents to, and approves the terms of, the Assignment and Assumption Agreement, the Assignment and Assumption of Ground Lease, the Memorandum of Assignment of Leasehold Deed of Trust, the Master Termination Agreement, the Memorandum of Termination of Lease and the Release of Subordinated Deed of Trust and (ii) irrevocably directs and authorizes the Collateral Trustee and Deutsche Bank Trust Company Americas in each of its capacities under the Existing Collateral Indenture or any of the Finance Documents (as defined in the Bond Purchase Agreements) to give its consent in respect of such transfer and other transactions and to execute and deliver such instruments and documents, including, but not limited to, any of the Finance Documents and the documents listed in Section 6.2 below, in connection with any of the transactions described herein as may be required or contemplated for the Closing by this Agreement, including, but not limited to, the Purchase and the payment of any Existing Bonds, and to take any other action in furtherance of carrying out the foregoing and the transactions contemplated by the Closing by this Agreement.  Each Bondholder’s surrender of its respective Fixed Rate A-Bonds at the Closing in exchange for the Replacement Bonds shall be deemed to constitute such Bondholder’s release of Juniper from all of its duties and obligations under the Fixed Rate Bond Purchase Agreement, the Existing Loan Agreement, the Existing Collateral Indenture, the Existing Leasehold Deed of Trust and the Fixed Rate A-Bonds so surrendered.

Each Bondholder expressly waives, and authorizes, instructs and directs the Collateral Trustee to waive, (i) the delivery to the Collateral Trustee of any notices or any other document that the Collateral Trustee may be entitled to or required to receive in connection with any of the actions contemplated by the consent and direction and authorization above in this Section 3.4 and (ii) compliance with any other condition precedent set forth in the Finance Documents, the documents listed in Section 6.2 below, or any other document executed in connection with any of the actions contemplated by the consent and direction and authorization above in this Section 3.4.

Neither the Collateral Trustee nor the Issuer shall have any duty or responsibility to provide the Bondholders with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Collateral Trustee, the Issuer or any of their respective officers, directors, employees, agents or attorneys-in-fact.

Each of the Bondholders and the Issuer hereby acknowledge that in executing this Agreement it did not rely on the Collateral Trustee or any of its officers, directors, employees, agents or attorneys-in-fact for any information or advice, including, without limitation, investment, accounting, financial, legal or tax advice. Each Bondholder further acknowledges that neither the Collateral Trustee nor any of its officers, directors, employees agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Trustee hereafter taken shall be deemed to constitute any representation or warranty by the Collateral Trustee to the Bondholders.

4.	Representations and Warranties of the Issuer.

The Issuer represents and warrants to you and the Company that:

4.1.	Status.

The Issuer is a body corporate and politic and instrumentality of the State of Mississippi and duly organized and validly existing under the laws of the State of Mississippi.  The Issuer is authorized by the provisions of Sections 57-10-201 et seq., Mississippi Code of 1972, as amended and supplemented (the “Act”), and the Bond Resolution to issue the Fixed Rate A-Bonds and loan the proceeds from the sale of the Fixed Rate A-Bonds to Juniper (as successor in interest to Escatawpa Funding, Limited Partnership) for the purposes described in the Fixed Rate Bond Purchase Agreement; to assign under the Existing Assignment Agreement all of its rights, title and interests in and to the Existing Note and the Existing Loan Agreement (except for payments to the Issuer under the second paragraph of Section 3.2 and under Sections 4.2 and 4.5 of the Existing Loan Agreement) as security for the payment of the principal of, Make-Whole Premium, if any, on and interest on the Fixed Rate A-Bonds; to amend and restate the Fixed Rate Bond Purchase Agreement, the Existing Loan Agreement and the Existing Assignment Agreement as hereinbelow provided; to exchange the Replacement Bonds for the Fixed Rate-A Bonds; and to carry out and consummate all other transactions contemplated on the part of the Issuer by this Agreement and each of the aforementioned documents.

4.2.	Compliance, etc.

The Issuer has complied with all provisions of the Constitution and laws of the State of Mississippi, including but not limited to the Act, and has full power and authority to consummate all transactions contemplated on the part of the Issuer by this Agreement, the Replacement Bonds, the Second Amended and Restated Loan Agreement, the Second Amended and Restated Assignment Agreement and any and all other agreements relating thereto.

4.3.	Authorizations.

The Issuer has duly authorized all necessary action to be taken by it for:  (i) the execution, delivery and performance of this Agreement, the Second Amended and Restated Assignment Agreement, the Second Amended and Restated Loan Agreement, the Note and any and all such other agreements and documents as may be required to be executed, delivered and received by the Issuer in order to carry out, give effect to and consummate the transactions contemplated hereby and thereby; and (ii) the carrying out, giving effect to and consummation of the transactions contemplated on the part of the Issuer by this Agreement, the Replacement Bonds, the Second Amended and Restated Loan Agreement, the Note and the Second Amended and Restated Assignment Agreement.

4.4.	Enforceability.

This Agreement, the Second Amended and Restated Assignment Agreement, the Second Amended and Restated Loan Agreement, the Note and the Replacement Bonds have been duly authorized and will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and the Replacement Bonds will be entitled to the benefits and security of the Second Amended and Restated Assignment Agreement and the Second Amended and Restated Loan Agreement.  The Replacement Bonds and the interest thereon do not pledge the credit of the Issuer or the State of Mississippi, nor are the Replacement Bonds a charge against the general revenues of such entities or a lien against any of their property except as provided for in the Second Amended and Restated Assignment Agreement.  The Replacement Bonds are limited special obligations of the Issuer and no taxes will be levied for the payment of principal of, Make-Whole Premium, if any, on and interest on the Replacement Bonds and the Replacement Bonds are payable solely out of the money to be received by the Issuer from the Company pursuant to the Second Amended and Restated Loan Agreement and the Note, which money the Company shall pay to the Collateral Trustee under the Second Amended and Restated Collateral Indenture.

4.5.	No Conflict.

The execution and delivery of this Agreement, the Second Amended and Restated Assignment Agreement, the Second Amended and Restated Loan Agreement and the other agreements contemplated on the part of the Issuer hereby and compliance on the part of the Issuer with the provisions thereof and of the Replacement Bonds and the pledge and assignment to the Collateral Trustee of the Note and the Second Amended and Restated Loan Agreement under the Second Amended and Restated Assignment Agreement do not and will not conflict with or constitute on the part of the Issuer a breach of or a default under any existing law, court or administrative regulation, decree or order or any agreement, indenture, mortgage, lease or other instrument to which the Issuer is subject or by which it or any of its property is or may be bound, or any order, rule or regulation applicable to the Issuer of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties; and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the consummation by the Issuer of the transactions contemplated on the part of the Issuer by said documents have been obtained.

4.6.	Litigation.

There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the knowledge of the Issuer, threatened against or directly affecting the Issuer, (i) to restrain or enjoin the execution, delivery or performance by the Issuer of this Agreement, the Replacement Bonds, the Second Amended and Restated Loan Agreement or the Second Amended and Restated Assignment Agreement or (ii) wherein an unfavorable decision, ruling or finding would (A) have a material adverse effect on the transactions contemplated hereby, (B) adversely affect or put in question the validity or enforceability of the Replacement Bonds, the Second Amended and Restated Loan Agreement, the Second Amended and Restated Assignment Agreement, this Agreement or any other agreement, instrument or document to which the Issuer is a party or by which it is bound relating to the consummation of the transactions contemplated hereby, or (C) affect the tax status of interest on the Replacement Bonds.

4.7.	Payment Defaults.

The Issuer is not currently in default in the payment of the principal of or interest on any of its bonds, notes, warrants or any other securities or any legally authorized obligation issued by the Issuer and is not currently in default in the payment of any such principal or interest.

5.	Representations and Warranties of the Company.

The Company represents and warrants to you that:

5.1.	Corporate Matters.

The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Mississippi, (ii) has full power, authority and legal right to own and operate its properties and to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Finance Documents to which it is a party, except where the failure to so operate its properties or conduct its business would not materially impair the ability of the Company to perform its obligations under such Finance Documents, and (iii) is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not materially impair the ability of the Company to conduct its business or perform its obligations under such Finance Documents.

5.2.	Binding Agreement.

This Agreement and the other Finance Documents to which the Company is a party have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and such other Finance Documents by the other parties thereto, this Agreement and such Finance Documents are legal, valid, binding and enforceable obligations of the Company, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

5.3.	Compliance with Law, Other Instruments, etc.

The execution, delivery and performance by the Company of the Finance Documents to which it is a party will not result in any violation of any term of the articles of incorporation or the by-laws of the Company, do not require stockholder approval or the approval or consent of any trustee or holders of indebtedness of the Company except such as have been obtained prior to the date hereof, and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property or assets of the Company under, any indenture, mortgage or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Company or any of its activities or properties.

5.4.	Governmental Consents.

There are no consents, licenses, orders, authorizations, approvals, Environmental Approvals, Permits, waivers, extensions or variances of, or notices to or registrations or filings with any Governmental Authority or public body or authority (each a “Governmental Action”), (i) which are or will be required in connection with the valid execution, delivery and performance of this Agreement or the other Finance Documents to which the Company is a party; (ii) which are or will be required in connection with any participation by the Collateral Trustee or any Bondholder in the transactions contemplated by this Agreement and the other Finance Documents; (iii) which are or will be required in connection with the acquisition or ownership by the Company of the Project and all equipment for use with respect thereto; or (iv) which are or will be required for the operation of the Project, except for such Governmental Actions (A) as have been duly obtained, given or accomplished, (B) as may be required by applicable law not now in effect, (C) as may be required by the Collateral Trustee, any Bondholder or any Affiliate of any such Person, if electric energy generated at the Project is sold by any such Person after an Event of Default hereunder or (D) which may be required as a result of the business, properties or activities of the Collateral Trustee, any Bondholder or any Affiliate of any such Person and which are not solely dependent on the nature of the Project or the business of the Company.

5.5.	Financial Statements.

The Company has furnished to the Collateral Trustee copies of its audited financial statements for the year ended December 31, 2010.  The financial statements contained in such document fairly present the financial position, results of operations and statements of cash flows of the Company as of the dates and for the periods indicated therein in all material respects and have been prepared in accordance with GAAP.

5.6.	Changes.

Except as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, since December 31, 2010, there has been no material adverse change in the business, properties or financial condition of the Project or the Company, nor any change which could reasonably be expected to have a material adverse effect on (i) the use, operation, ownership or value of the Project, (ii) the ability of the Company to observe and perform its obligations under this Agreement or the other Finance Documents to which it is a party in a timely manner, (iii) the business, properties or financial condition of the Company, or (iv) the rights or interests of the Collateral Trustee or the Bondholders under this Agreement or the other Finance Documents to which the Company is a party.

5.7.	Litigation.

There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or (to the actual knowledge of any financial officer of the Company) threatened against or affecting the Project, the Company or its Subsidiaries or any property or rights of the Company or its Subsidiaries, or questioning the enforceability of this Agreement or the other Finance Documents to which the Company is a party, which could reasonably be expected to have a material adverse effect on (i) the use, operation, ownership or value of the Project, (ii) the ability of the Company to observe and perform its obligations under this Agreement or the other Finance Documents to which the Company is a party in a timely manner, (iii) the business, properties or financial condition of the Company, or (iv) the rights or interests of the Collateral Trustee or any Bondholder under this Agreement or the other Finance Documents to which the Company is a party.

5.8.	Intellectual Property.

All patents, copyrights, trademarks, trade secrets, computer software or other intellectual property rights required for the operation of the Project have been or will in the ordinary course of business be timely obtained and maintained.  The Company owns or has the right to use all technology, licenses, patents and other proprietary rights that are material and are required to operate the Project without any conflict with the rights of others.

5.9.	Compliance with Legal Requirements and Insurance Requirements.

(a) The operation, use and physical condition of the Project are (i) in material compliance with all Legal Requirements and (ii) in full compliance with all Insurance Requirements and (b) all premiums due with respect to such Insurance Requirements have been paid.

5.10.	Liens.

The Project is not subject to any Lien, except for Permitted Liens.

5.11.	ERISA.

The Company and its ERISA Affiliates (i) are in compliance with applicable minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to each “employee benefit plan” that the Company or its ERISA Affiliates sponsor or maintain and that is subject to Title I of ERISA, (ii) are in compliance in all material respects with the provisions of ERISA and the Code that apply to any such plan, (iii) have not incurred any material liability to the Pension Benefit Guaranty Corporation, and (iv) have not incurred withdrawal liability (and are not subject to contingent withdrawal liability) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans.  The execution and delivery of this Agreement and the exchange and replacement of the Fixed Rate A-Bonds with the Replacement Bonds will not involve any prohibited transaction (as such term is defined in Section 406(a) of ERISA and Section 4975(c)(1)(A)-(D) of the Code) that could subject the Company to any material tax or penalty on prohibited transactions imposed under Section 4975 of the Code or by Section 502(i) of ERISA.  The representation by the Company in the preceding sentence of this paragraph is made in reliance upon and subject to the accuracy of the representation in Section 3.2 of this Agreement as to the Source of the funds used to pay the purchase price of the Fixed Rate A-Bonds previously purchased and being exchanged for the Replacement Bonds pursuant to this Agreement.

5.12.	Environmental Representations.

Except as expressly identified in the Environmental Report:

(a) The Company and the Project comply, and have at all times complied, with all Environmental Requirements applicable to the Project, including, without limitation, the use, maintenance and operation of the Project, and all activities and conduct of business related thereto, including, without limitation, the treatment, remediation, removal, transport, storage and/or disposal of any Contaminant, and no material capital expenditures are anticipated to maintain or achieve compliance with Environmental Requirements;

(b) The Company has obtained or has taken appropriate steps, as required by Environmental Requirements, to obtain all Environmental Approvals necessary for the construction and operation of the Project and any activities or conduct related thereto, all such Environmental Approvals already obtained are in good standing, and the Company and the Project are currently in material compliance with all terms and conditions of such Environmental Approvals.  No material change in the facts or circumstances reported or assumed in the applications for or the granting of such Environmental Approvals exists.  There are not any proceedings pending or threatened which would jeopardize the validity of any such Environmental Approvals;

(c) Except as disclosed to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, the Company has not received any written notice that any of the third parties with which the Company has arranged, engaged or contracted to accept, treat, transport, store, dispose or remove any Contaminant generated at or under or present at the Project, or which otherwise participate or have participated in activities or conduct related to the Project, were not properly permitted at the relevant time to perform the foregoing activities or conduct;

(d) Except as disclosed to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, the Company has no written notice that it is subject to any investigation, and is not subject to any judicial or administrative proceeding, notice, order, judgment, decree or settlement, alleging or addressing in connection with the Project and any activities or conduct related thereto (A) any material violation of any Environmental Requirements, (B) any material Remedial Action, or (C) any material Environmental Damages, claims or liabilities and costs arising from the Release or threatened Release of any Contaminant;

(e) No Environmental Lien has attached to any portion of the Project, and the Company shall not cause or suffer any action or occurrence that will allow an Environmental Lien to attach;

(f) Except as disclosed to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, the Company has not received, and is not otherwise aware of, any notice, claim or other communication concerning (A) any alleged violation of any Environmental Requirements at or affecting the Project, whether or not corrected to the satisfaction of the appropriate authority, (B) any alleged liability for Environmental Damages arising out of or related to or affecting the Project, or (C) any alleged liability arising out of or related to or affecting the Project for the Release or threatened Release of a Contaminant at any location, and there exists no writ, injunction, decree, order or judgment outstanding, nor, to the knowledge of the Company, any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, concerning Environmental Requirements relating to the condition, ownership, use, maintenance or operation of the Project, or the suspected presence of Contaminants thereunder, thereon or therefrom, nor does the Company believe that there exists any reasonable basis for such lawsuit, claim, proceeding, citation, directive, summons or investigation being instituted or filed;

(g) Except as disclosed to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, to the knowledge of the Company, there has been no Release or threatened Release of any Contaminants for which a Remedial Action must be taken at, to, under or from or affecting the Project;

(h) The Project is not listed or proposed for listing on the National Priorities List (“NPL”) pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (“CERCLA”), or listed on the Comprehensive

Environmental Response Compensation Liability Information System List (“CERCLIS”) or any similar state list of sites, and the Company is not aware of any conditions at the Project which, if known to a Governmental Authority, would qualify the Project for inclusion on any such list;

(i) Except as disclosed to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, neither the Company nor, to the knowledge of the Company, any contractor engaged in connection with the Project has transported or arranged for the transport of any Contaminant from the Project to any facility or site for the purpose of treatment or disposal which (A) is included on the NPL, or (B) is or was, at the time of disposal, subject to a Remedial Action requirement (other than routine, anticipated regulatory requirements, including, but not limited to, closure-related corrective action obligations affecting closed solid waste management units at such facility) issued under the federal Resource Conservation and Recovery Act or any state, local or foreign solid or hazardous waste regulatory law, or (C) at the time of the disposal was subject to a governmental enforcement action with respect to alleged violations of any Environmental Requirements;

(j) Except as disclosed to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, neither the Company nor, to the knowledge of the Company, any contractor engaged in connection with the Project has engaged in or permitted any operations or activities upon, or any use or occupancy of, or affecting the Project or any portion thereof, for the purpose of or in any way involving the illegal or improper Release, discharge, refining or dumping of any Contaminant or the illegal or improper handling, storage, use or disposal of any Contaminant, nor has the Company caused any Contaminant to be deposited, released, stored, disposed, leached or otherwise come to be located on, under, in or about the Site, nor to the knowledge of the Company has any Contaminant migrated from the Site onto or underneath other properties;

(k) Except as disclosed to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, to the knowledge of the Company, there is not constructed, placed, deposited, stored, disposed nor located on or affecting the Project any asbestos in any form which has become or threatens to become friable;

(l) Except as disclosed to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, to the knowledge of the Company, there is not constructed, placed, deposited, released, stored, disposed, leached nor located on the Project any polychlorinated biphenyls (“PCBs”) or transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs;

(m) Except as disclosed to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, to the Company’s knowledge, the Company has no liability, and has neither received nor is otherwise aware of any notice, claim or other communication alleging liability on the part of the Company, for the violation of any Environmental Requirements, for Environmental Damages, or for the Release or threatened Release of any Contaminant in connection with the Project;

(n) Except as disclosed to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, to the knowledge of the Company, there are no aboveground or underground storage tanks (whether or not currently in use), nor has there ever been any such tanks, located on, under or affecting the Project; and

(o) Except as disclosed in writing to the Collateral Trustee and each Bondholder in writing prior to the date this representation is made, the Company has not given any notice to any insurance carrier or insurance broker that there has been an occurrence relating to the management or Release of Contaminants on, from, under or affecting the Project.

5.13.	Utility Availability

All utilities required for the operation of the Project, including, but not limited to, potable water supply, gas, electric and telephone facilities, are available for use at the boundaries of the Site or within a reasonable distance from the Site, and arrangements on commercially reasonable terms have been made for the provision of such services to the Project.

5.14.	Disclosure.

None of the representations made by the Company in this Agreement or in the financial statements referred to in Section 5.5 hereof, contain as of the date hereof any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.****************

5.15.	Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Subsidiary is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) a Person that is otherwise a sanctions target of the OFAC sanctions programs or (iii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or Person that is otherwise a sanctions target or (y) the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC, currently Iran, Sudan, Cuba, Burma, Syria and North Korea (each OFAC Listed Person and each other entity described in clause (ii) and (iii), a “Blocked Person”).

(b) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Subsidiary (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Company and each of its Subsidiaries is and will continue to be in compliance with all Anti-Money Laundering Laws.

(c) The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Company and each of its Subsidiaries is and will continue to be in compliance with all applicable anti-corruption laws and regulations applicable to it.

6.	Conditions to Closing.

Your several obligations to surrender Fixed Rate A-Bonds in exchange for Replacement Bonds to be delivered to you at the Closing shall be subject to the satisfaction of the following conditions:

6.1.	Officer’s Certificates.

(a)           Juniper Certificate.  The representations and warranties of Juniper contained in the Assignment and Assumption Agreement shall be true in all material respects as of the date of the Closing; no Potential Default or Event of Default (as such terms are defined in the Fixed Rate Bond Purchase Agreement) under the Fixed Rate Bond Purchase Agreement shall exist on the part of or with respect to Juniper; Juniper shall have performed and complied in all material respects with all agreements and conditions contained in the Assignment and Assumption Agreement which are required to be performed or complied with by Juniper on or before the date of the Closing; and you shall have received an Officer’s Certificate of the general partner of Juniper, dated the date of the Closing, to such effects.

(b)           Company Certificate.  The representations and warranties of the Company contained in Section 5 hereof and in the Assignment and Assumption Agreement shall be true in all material respects as of the date of the Closing; no Potential Default or Event of Default or Event of Default under the Lease, as applicable, shall exist on the part of or with respect to the Company as of the date of the Closing; the Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and in the Assignment and Assumption Agreement which are required to be performed or complied with by the Company on or before the date of the Closing; and you shall have received an Officer’s Certificate of the Company, dated the date of the Closing, to such effects.

(c)           Issuer Certificate.  The representations and warranties of the Issuer contained in Section 4 hereof and elsewhere in the Finance Documents to which it is a party shall be true and correct in all material respects on the date of the Closing (except as affected by the transactions contemplated hereby) with the same effect as though made on and as of the date of the Closing; no Potential Default or Event of Default shall exist on the part of or with respect to the Issuer; the Issuer shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and in the Second Amended and Restated Loan Agreement which are required to be performed or complied with by the Issuer on or before the date of the Closing; and you shall have received an Officer’s Certificate of the Issuer, dated the date of the Closing, to such effects.

6.2.	Execution and Delivery of Finance Documents, Filings.

The following documents shall have been duly executed and delivered by the parties thereto in substantially the respective forms herein provided and shall be in full force and effect and you shall have received a copy of each thereof, namely:

(a) a Second Amended and Restated Collateral Indenture (the “Second Amended and Restated Collateral Indenture”), substantially in the form set forth in Exhibit B hereto;

(b) an Amended and Restated Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the “Amended and Restated Leasehold Deed of Trust”), substantially in the form set forth in Exhibit C hereto;

(c) a Second Amended and Restated Loan Agreement (the “Second Amended and Restated Loan Agreement”), substantially in the form set forth in Exhibit D hereto;

(d) a new promissory note (the “Note”) in the form set forth in Exhibit A to the Second Amended and Restated Loan Agreement, delivered in exchange for, and evidencing the same indebtedness as evidenced by, the Existing Note originally delivered under the Existing Loan Agreement;

(e) a Second Amended and Restated Assignment Agreement (the “Second Amended and Restated Assignment Agreement”), substantially in the form set forth in Exhibit E hereto;

(f) an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), substantially in the form set forth in Exhibit F hereto;

(g) a Bill of Sale (the “Bill of Sale”), substantially in the form set forth in Exhibit G hereto;

(h) a Release of Subordinated Deed of Trust, Security Agreement and Fixture Filing Statement (the “Release of Subordinated Deed of Trust”), substantially in the form set forth in Exhibit H hereto;

(i) a Master Termination Agreement (the “Master Termination Agreement”), substantially in the form set forth in Exhibit I hereto;

(j) a Memorandum of Termination of Amended and Restated Lease Agreement, Purchase Option and Subordination, Non-Disturbance and Attornment Agreement (the “Memorandum of Termination of Lease”), substantially in the form set forth in Exhibit J hereto;

(k) an Assignment and Assumption of Ground Lease and Easement (the “Assignment and Assumption of Ground Lease”), substantially in the form set forth in Exhibit K hereto;

(l) a Memorandum of Assignment of Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the “Memorandum of Assignment of Leasehold Deed of Trust”), substantially in the form set forth in Exhibit L hereto; and

(m) a Ground Lessor Consent and Estoppel Certificate (the “Ground Lessor Consent”), substantially in the form set forth in Exhibit M hereto.

All necessary assignments, amendments, releases and termination statements with respect to existing UCC financing statements shall have been done or provided for in order to assign, amend, release or terminate the interests and rights created or intended to be created thereby in respect of the Fixed Rate A-Bonds, the Collateral (as defined in the Existing Collateral Indenture) and the Project and all taxes, fees and other charges payable in connection therewith shall have been paid or provided for.

6.3.	Opinions of Counsel.

You shall have received from

(a) Chadbourne & Parke LLP, special New York counsel for the Company, pursuant to Section 12.11 of the Fixed Rate Bond Purchase Agreement,

(b) Chadbourne & Parke LLP, special New York counsel for the Company,

(c) Balch & Bingham LLP, counsel for the Company,

(d) Butler, Snow, O'Mara, Stevens and Cannada, PLLC, bond counsel,

(e) Seward & Kissel LLP, counsel for the Collateral Trustee,

(f) Winston & Strawn LLP, New York counsel for Juniper and Merrill,

(g) Dewey & LeBoeuf LLP, your special counsel, and

            (h) Balch & Bingham LLP, counsel for the Issuer,

closing opinions, dated the date of the Closing and substantially in the respective forms set forth in Exhibits N-1, N -2, N -3, N -4, N -5, N -6, N -7 and N -8 hereto.

6.4.	Payment of Fees, etc.

(a)            Without limiting the provisions of Section 9.11 hereof, the Company shall have paid on or before the date of the Closing the reasonable fees, charges and disbursements of the Collateral Trustee, counsel to Juniper, counsel to the Collateral Trustee and your special counsel referred to in Section 6.3 hereof to the extent reflected in statements of such counsel rendered to the Company on or prior to the date of the Closing.

(b)            Juniper shall have paid the interest payment on the Fixed Rate A-Bonds scheduled for October 20, 2011.

6.5.	Insurance.

You shall have received evidence that the Company has obtained policies of insurance in such amounts, with such companies and against such risks as are required by Section 9.13 hereof.  Prior to the Closing you shall have received evidence satisfactory to you that such insurance is in full force and effect, that all premiums then due thereon have been paid and that such insurance complies with the provisions of Section 9.13 hereof.

6.6.	Proceedings Satisfactory.

All proceedings taken in connection with the issuance of Replacement Bonds and the consummation of the transactions contemplated hereby, and the release of Juniper from its obligations under the Fixed Rate Bond Purchase Agreement, the Existing Loan Agreement, the Existing Note, the Existing Collateral Indenture and the Existing Leasehold Deed of Trust, and all documents and papers relating thereto shall be satisfactory to you and your special counsel, and you and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or as a basis for your special counsel’s closing opinion, all in form and substance satisfactory to you and your special counsel.

6.7.	Title.

You shall have received a policy or policies of title insurance (and reinsurance letters with direct access), or an unconditional undertaking to issue the same, dated the date of the Closing, issued by First American Title Insurance Company and other title insurers and re-insurers satisfactory to you in an aggregate face amount of at least $270,000,000.00 insuring the validity and priority of the lien of the Amended and Restated Leasehold Deed of Trust up to the

unpaid principal amount of the Replacement Bonds (as determined at the time of the Closing), all in form satisfactory to you and naming the Collateral Trustee as the insured, insuring the Collateral Trustee that a leasehold interest in the Site is vested in the Company and rights of access in respect of the Site are vested in the Company and that the Amended and Restated Leasehold Deed of Trust constitutes a valid first mortgage lien on such leasehold interest in the Site and on such easements and all improvements on the Site constituting any part of the Facility, in each case subject only to such Permitted Liens and other exceptions as shall be satisfactory to you, together with evidence that the premium for such policy or policies has been paid in full.

6.8.	Other Bondholders; Cancellation of Fixed Rate A-Bonds.

Each of the other Bondholders shall have surrendered the Fixed Rate A-Bonds in the principal amount or amounts respectively held by them in exchange for Replacement Bonds and all outstanding Fixed Rate A-Bonds shall have been cancelled.

6.9.	Surrender and Cancellation of Existing Note.

The Collateral Trustee shall have surrendered the Existing Note to Juniper for cancellation.

7.	Home Office Payment; Exchange of Fixed Rate A-Bonds, etc.

In addition to the provisions in Section 14 of the Second Amended and Restated Collateral Indenture in respect of the Replacement Bonds, in general, the Company agrees as follows:

7.1.	[Intentionally Omitted – See Section 14.1 of the Second Amended and Restated Collateral Indenture as to “Place of Payment”]

7.2.	Home Office Payment.

So long as you or your nominee shall be the holder of any Replacement Bond, and notwithstanding anything contained in Section 14.1 of the Second Amended and Restated Collateral Indenture or in such Replacement Bond to the contrary, all sums becoming due on such Replacement Bond for principal, Make-Whole Premium, if any, and interest shall be paid by the method and at the address specified for such purpose below your name in Schedule I to this Agreement, or by such other method or at such other address as you shall have from time to time specified to the Company and the Collateral Trustee in writing for such purpose, without the presentation or surrender of such Replacement Bond or the making of any notation thereon, except that upon written request of the Company or the Collateral Trustee made concurrently with or reasonably promptly after payment or prepayment in full of any Replacement Bond, you shall surrender such Replacement Bond for cancellation, reasonably promptly after any such request, to the Collateral Trustee at its office designated for such purpose or at the place of payment most recently designated pursuant to Section 14.1 of the Second Amended and Restated Collateral Indenture.  Prior to any sale or other disposition of any Replacement Bond held by you or your nominee, you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Replacement Bond to the Collateral Trustee in exchange for a new Replacement Bond or Replacement Bonds pursuant to Section 14.3 of the Second Amended and Restated Collateral Indenture.  The Company and the Issuer will afford the benefits of this Section 7.2 to any Institutional Investor that is the direct or indirect transferee of any Replacement Bond purchased by you under this Agreement and that has made the same agreement relating to such Replacement Bond as you have made in this Section 7.2.

7.3.	[Intentionally Omitted – See Section 14.2 of the Second Amended and Restated Collateral Indenture as to “Registration of Bonds”]

7.4.	[Intentionally Omitted – See Section 14.3 of the Second Amended and Restated Collateral Indenture as to “Transfer and Exchange of Bonds”]

7.5.	[Intentionally Omitted – See Section 14.4 of the Second Amended and Restated Collateral Indenture as to “Replacement of Bonds”]

7.6.	[Intentionally Omitted – See Section 14.5 of the Second Amended and Restated Collateral Indenture as to “Execution of Bonds”]

7.7.	[Intentionally Omitted – See Section 14.6 of the Second Amended and Restated Collateral Indenture as to “Payment of Bonds”]

8.	Prepayment of the Replacement Bonds.

In addition to the Company’s payment of the entire unpaid principal amount of the Replacement Bonds at the final maturity thereof as required by the Note, required prepayments shall be made by the Company, and optional prepayments in respect of the Replacement Bonds may be made by the Company, all as hereinafter provided (subject also to the provisions of general application in respect of the Replacement Bonds in Section 14 of the Second Amended and Restated Collateral Indenture).

8.1.	Required Payments on Bond Payment Dates.

Interest shall be paid on the 20th day of each April and October (each such date being called a “Bond Payment Date”), commencing April 20, 2012, to and including the penultimate Bond Payment Date (April 20, 2021).  In the event any such Bond Payment Date is not a Business Day, the payment due on such Bond Payment Date shall be made on the immediately preceding Business Day (with interest being calculated as though the payment were made on the specified Bond Payment Date).

8.2.	Required Prepayment and Redemption in Certain Events.

(a) The Replacement Bonds shall be prepaid as a whole on the applicable Casualty Settlement Date following the occurrence of an Event of Loss or Taking pursuant to Sections 11(c) or 12(a) hereof, as applicable, at the unpaid principal amount thereof together with interest accrued thereon to the date of such payment, without any Make-Whole Premium.

(b) The Replacement Bonds shall be prepaid in part on the applicable Casualty Settlement Date following the occurrence of a partial Taking pursuant to Section 12(b) hereof, at the unpaid principal amount thereof together with interest accrued thereon to the date of such payment, without any Make-Whole Premium.

8.3.	Optional Prepayment and Redemption of the Replacement Bonds.

Upon notice as provided in Section 14.8 of the Second Amended and Restated Collateral Indenture, the Replacement Bonds may be prepaid and redeemed, in whole but not in part, at the option of the Issuer as directed in writing by the Company, and in each case at the principal amount of the Replacement Bonds being so prepaid together with interest accrued on such principal amount being prepaid to the date of such prepayment and the applicable Make-Whole Premium, if any.

8.4.	[Intentionally Omitted – See Section 14.8 of the Second Amended and Restated Collateral Indenture as to “Notice of Prepayment”]

8.5.	[Intentionally Omitted – See Section 14.9 of the Second Amended and Restated Collateral Indenture as to “Maturity; Surrender, etc.”]

8.6.	[Intentionally Omitted – See Section 14.10 of the Second Amended and Restated Collateral Indenture as to “Selection of Bonds for Prepayment”]

8.7.	[Intentionally Omitted – See Section 14.11 of the Second Amended and Restated Collateral Indenture as to “Purchase of Bonds”]

8.8.	Make-Whole Premium.

The term “Make-Whole Premium” means, with respect to any Replacement Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Replacement Bond over the amount of such Called Principal, provided that the Make-Whole Premium may in no event be less than zero.  For the purposes of determining the Make-Whole Premium, the following terms have the following meanings:

“Called Principal” means, with respect to any Replacement Bond, the principal of such Replacement Bond that is to be prepaid pursuant to Section 8.3 hereof or Section 14.7 of the Second Amended and Restated Collateral Indenture or has become or is declared to be immediately due and payable pursuant to Section 13.2 hereof, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Replacement Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Replacement Bond is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Replacement Bond, 0.5% (50 basis points) over the yield to maturity implied by the yield(s) reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Replacement Bond.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Replacement Bond, 0.5% (50 basis points) over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Replacement Bond.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Replacement Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Replacement Bond, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.3 or 13.2 hereof or Section 14.7 of the Second Amended and Restated Collateral Indenture.

“Settlement Date” means, with respect to the Called Principal of any Replacement Bond, the date on which such Called Principal is to be prepaid pursuant to Section 8.3 hereof or Section 14.7 of the Second Amended and Restated Collateral Indenture or has become or is declared to be immediately due and payable pursuant to Section 13.2 hereof, as the context requires.

9.	Covenants of the Company.

So long as any Replacement Bonds are outstanding:

9.1.	Corporate Existence.

Subject to Section 9.8 hereof, the Company will remain (i) a validly existing corporation or other entity under the laws of the State of Mississippi and (ii) in good standing under the laws of the State of Mississippi until the expiration or other termination of this Agreement and the other Finance Documents to which it is a party and the payment of all amounts owing hereunder and under such other Finance Documents.

9.2.	Delivery of Information.

(a) The Company shall deliver to the Collateral Trustee and each Bondholder from time to time, (i) promptly, and in any event not more than 120 days after the end of each fiscal year of the Company, copies of the Company’s annual audited financial statements and promptly, and in any event not more than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, copies of the Company’s quarterly unaudited financial statements, both prepared in accordance with GAAP, and (ii) promptly upon request, such other information with respect to the Company’s operations, business, properties, assets, financial condition or litigation as the Collateral Trustee or any Bondholder shall reasonably request, (iii) promptly after a Responsible Officer obtains knowledge of any Event of Default, Potential Default or Event of Loss hereunder a certificate of the Company executed on its behalf by a Responsible Officer specifying the nature and period of existence of such Event of Default, Potential Default or Event of Loss, and what action, if any, the Company has taken, is taking or proposes to take with respect thereto, (iv) promptly after a Responsible Officer obtains knowledge of any material adverse change in the financial condition or business of the Company, or of any material liabilities or obligations arising as a result of Environmental Damages or in respect of governmental fines or obligations (other than taxes) or material liabilities or obligations arising as a result of Environmental Matters or of any litigation of the type described in Section 5.7 hereof, a certificate of the Company executed on its behalf by a Responsible Officer describing such change, liabilities, obligations or litigation, as the case may be, and what action, if any, the Company has taken, is taking or proposes to take with respect thereto, (v) simultaneously with the delivery of each set of financial statements referred to in clause (i) of this Section 9.2, a certificate of the Company executed on its behalf by a Responsible Officer stating, to the best knowledge of such Responsible Officer after reasonable inquiry, whether there exists on the date of such certificate any Event of Default, Potential Default or Event of Loss, and if any Event of Default, Potential Default or Event of Loss exists, specifying the nature and period of existence thereof and what action, if any, the Company has taken, is taking, or proposes to take with respect thereto and (vi) promptly after a Responsible Officer obtains knowledge of any legal, governmental or regulatory proceeding that could reasonably be expected to have a material adverse effect on (A) the use, operation, ownership or value of the Project, (B) the ability of the Company to observe and perform its obligations under this Agreement or any other Finance Document to which the Company is a party in a timely manner, (C) the business, properties or financial condition of the Company, or (D) the rights or interests of the Collateral Trustee or any Bondholder under this Agreement or any other Finance Document to which the Company is a party, a certificate of the Company executed on its behalf by a Responsible Officer describing each such proceeding and what action, if any, the Company has taken, is taking or proposes to take with respect thereto.  The Company, upon reasonable notice and otherwise under reasonable circumstances, further shall make its officers available to any Qualifying Bondholder to discuss any of the matters for which the Collateral Trustee or any Bondholder may request information pursuant to clause (ii) above.

(b) The Company’s delivery within the time periods specified in Section 9.2(a)(i) above of copies of the Company’s Form 10-K or Form 10-Q, as applicable, each prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of said Section 9.2(a)(i).  The Company shall be deemed to have made delivery of such Form 10-K or Form 10-Q if it shall have timely made such Form 10-K or Form 10-Q, as applicable, available on “EDGAR” and on the home page of its parent company on the worldwide web (at the date of this Agreement located at: http://investor.southerncompany.com) and shall have given each Bondholder prior notice of such availability on EDGAR and on such home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”), in which event the Company shall separately deliver, concurrent with such Electronic Delivery, the certificate of a Responsible Officer referred to in Section 9.2(a)(i) above.

9.3.	Project Authorizations.

The Company has, or shall in the ordinary course of business obtain prior to the time required, all certificates, Permits, licenses, authorizations and approvals (including, without limitation, Environmental Approvals) required (i) in the management and operation of the Project, (ii) for any change or modification of the use of the Project, (iii) for construction of any improvements thereto and (iv) for acquisition of equipment related to the Project for use with respect thereto, and a list of all such certificates, permits, licenses, authorizations and approvals required by all Legal Requirements in effect on the date hereof is attached as Schedule 9.3 hereto.

9.4.	Project Information.

The Company shall furnish to the Collateral Trustee and each Bondholder:

(a) all material written communications relating to any pending or threatened investigations, claims or proceedings with respect to any Governmental Action affecting the Project or proposing to amend, modify or affect any such Governmental Action then required to be in effect; and

(b) written notice of the occurrence of any event giving rise (or that could reasonably be expected to give rise) to a claim under any insurance policy maintained pursuant to the terms of this Agreement in an amount greater than $1,000,000 together with copies of any document relating thereto (including copies of any such claim) in the possession or control of the Company.

9.5.	Environmental Covenants.

(a)           The Company and the Project shall comply in all material respects, and the Company shall use all reasonable efforts to cause the compliance in all material respects by any contractors engaged in connection with the Project, with all Environmental Requirements applicable to the Project and activities and conduct of business related thereto, including, without limitation, the use, maintenance and operation of the Project, and all activities and conduct related thereto, including, without limitation, the treatment, remediation, removal, transport, storage and/or disposal of any Contaminant.

(b)           The Company shall not cause or suffer or permit the attachment of any Environmental Lien to the Project or any portion thereof.

(c)           The Company shall not cause or suffer or permit the Release or threatened Release at, to or from the Project of any Contaminant for which a material Remedial Action must be taken.

(d)           The Company shall not cause or suffer or permit the Project to be listed or proposed for listing on the NPL or any similar state list of sites, and the Company shall not cause or suffer or permit the Project to be listed for any material reason on CERCLIS or any similar state list of sites.

(e)           The Company shall not cause, and shall use all reasonable efforts not to suffer or permit, the transportation or arrangement for the transport of any Contaminant from the Project to any facility or site for the purpose of treatment or disposal which (A) is included on the NPL, or (B) is subject to a material Remedial Action requirement (other than routine, anticipated regulatory requirements, including, but not limited to, closure related corrective action obligations affecting closed solid waste management units at such facility) issued under the federal Resource Conservation and Recovery Act or any state, local or foreign solid or hazardous waste regulatory law, or (C) is subject to a governmental enforcement action with respect to alleged material violations of any Environmental Requirements.

(f)           Except in the case of any third party who is properly permitted to perform such activities or conduct, the Company shall use all reasonable efforts not to arrange, engage or contract with any third party, and the Company shall use all reasonable efforts not to suffer or permit any other Person to arrange, engage or contract with any third party, to accept, treat, transport, store, dispose or remove any Contaminant generated or present at the Project.

(g)           The Company shall not engage in or suffer or permit any operations or activities upon, or any use or occupancy of, the Project or any portion thereof, for the purpose of or in any way involving any material illegal or improper release, discharge, refining or dumping of any Contaminant or any material illegal or improper handling, storage, use or disposal of any Contaminant.

(f)           The Company shall not cause or suffer or permit the use of any asbestos-containing material for any article containing PCBs in connection with the construction of the Project.

9.6.	Environmental Event.

(a)           The Company shall promptly, but in any case within five (5) Business Days of receiving actual notice thereof, notify the Collateral Trustee and each Bondholder if, after the date of this Agreement, (A) any environmental event has occurred or any environmental condition is discovered in, on, beneath, from or involving the Project or any part thereof (including, but not limited to, the presence, emission or Release of Contaminants or the violation of any applicable Environmental Requirements)

that could reasonably be expected to result in Environmental Damages in excess of $100,000, or (B) the Company has received notification that it, the Project or any part thereof is the subject of a claim or proceeding that could reasonably be expected to result in any ordered remediation or corrective action or other liability or obligation, which liability or obligation could reasonably be expected to result in Environmental Damages in excess of $100,000 (each of (A) and (B) an “Environmental Event”).

(b)           Following the receipt of a notice pursuant to paragraph (a) above in which the liability or obligation could reasonably be expected to result in Environmental Damages in excess of $10,000,000, the Collateral Trustee may, but is not obligated to, or shall at the direction of the Majority Holders, require the Company to conduct, or cause to be conducted, an environmental review of the Project by BMI Environmental Services, LLC, a Mississippi corporation, or a nationally recognized environmental consultant with expertise in the required environmental review, the scope of which audit shall be limited to confirming the magnitude and anticipated cost of the liability or obligation resulting from the Environmental Event and to provide a copy of such environmental consultant’s report on its review to the Collateral Trustee and each Bondholder.

(c)           The Company shall immediately initiate, or cause to be initiated at no cost to the Collateral Trustee, the Issuer or any Bondholder, such actions as may be necessary to comply in all respects with all applicable Environmental Requirements and to alleviate any significant risk to human health or the environment if the same arises from a condition on or in respect of the Project or any part thereof, whether existing prior to, on or after the date of this Agreement.  Once the Company commences such actions, the Company shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Environmental Requirements and to eliminate any significant risk to human health or the environment and shall, at the request of the Collateral Trustee or any Bondholder, give periodic progress reports on its compliance efforts and actions.

9.7.	State of Incorporation.

The Company shall not change its state of incorporation to any state other than the State of Mississippi unless the Company shall have given the Collateral Trustee and each Bondholder not less than thirty (30) days’ prior written notice of such intended change.

9.8.	Merger, Consolidation or Sale of Assets.

The Company may not consolidate with or merge into any other corporation or sell all or substantially all of its assets to any Person unless (1) the Company obtains the prior written consent of the Majority Holders to such assignment, or (2) (a) the surviving corporation or transferee Person shall assume, by execution and delivery of appropriate instruments reasonably satisfactory to the Majority Holders, the obligations of the Company hereunder and become successor to the Company for purposes of this Agreement and the other Finance Documents to which the Company is a party, but the Company shall not thereby be released, without the consent of the Collateral Trustee, from its obligations hereunder, (b) The Southern

Company shall own directly or indirectly not less than 51% of the outstanding Voting Securities of such surviving corporation or transferee Person, (c) such surviving corporation or transferee Person shall, after such consolidation, merger or sale, continue to be engaged as a principal part of its business in the distribution at retail of electric energy to customers in substantially the same retail service territory of the Company in the State of Mississippi in existence at the date of this Agreement, and (d) no Potential Default or Event of Default shall occur as a result of such consolidation, merger or sale.  The terms and provisions of this Agreement and the other Finance Documents to which the Company is a party shall be binding upon and inure to the benefit of the Company and its respective successors and assigns.  The Company may not sell or otherwise dispose of any of its assets if, in the aggregate, such sales or dispositions would result in the Company no longer being engaged as a principal part of its business in the distribution at retail of electric energy to customers in substantially the same retail service territory of the Company in the State of Mississippi in existence at the date of this Agreement.

9.9.	Compliance with Laws, Restricted Use, Inspection.

(a)           Subject to the Company’s right to contest the same pursuant to a Permitted Contest, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and Environmental Requirements, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           The Company shall promptly and duly execute, deliver, file and record, at the Company’s expense, all such documents, statements, filings and registrations, and take such further action, as the Collateral Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Collateral Trustee’s interest in the Project as against the Company or any third party in any applicable jurisdiction.

(c)           The Company shall use commercially customary precautions to prevent loss or damage to the Project and to prevent injury to third persons or property of third persons.  The Company shall cooperate with the Collateral Trustee and all insurance companies providing insurance pursuant to Section 9.13 hereof in the investigation and defense of any claims or suits arising from the ownership, operation, occupancy or use of the Project; provided that nothing contained in this paragraph (c) shall be construed as imposing on the Collateral Trustee any duty to investigate or defend any such claims or suits.

(d)           The Collateral Trustee or any Bondholder, or any authorized representative of either, may, at reasonable times prior to the maturity of the Replacement

Bonds (but no more often than once per year unless an Event of Default or Environmental Event exists hereunder), upon at least five (5) Business Days’ notice, inspect the Project and deeds, registration certificates, certificates of title and related documents covering the Project wherever the same may be located, in such a manner as not to interfere in any way with the Company’s use or maintenance of the Project, but neither the Collateral Trustee nor any Bondholder shall have any duty to make any such inspection.

(e)           The Company shall not, without the prior written consent of the Collateral Trustee, permit, or suffer to exist, any Lien, including mechanics’ liens, other than Permitted Liens or Liens which are subject to a Permitted Contest, nor may it assign any right or interest herein or in the Project except as permitted herein.  The Company shall be entitled to relinquish possession of the Project or any part thereof to any Person; provided that such relinquishment of possession shall in no way affect the obligations of the Company or the rights of the Collateral Trustee hereunder and with respect to the Project.

(f)           If any Lien (other than Permitted Liens) or any judgment, decree or order of any court or other Governmental Authority (including, without limitation, any state or local tax lien against the Company or the Project), whether or not valid, shall be asserted or entered which interferes with the due and timely payment of any sum payable by the Company or the exercise of any of the rights or the performance of any of the duties or responsibilities under this Agreement, the Company shall, upon obtaining knowledge thereof or upon receipt of notice to that effect from the Collateral Trustee, promptly take such action as may be necessary to prevent or terminate such interference.  For the avoidance of doubt, the Collateral Trustee shall have no obligation to monitor whether any such Lien, judgment, decree or order has been asserted or entered or to provide such notice to the Company.

(g)           The Project shall be maintained and operated primarily to produce electricity as contemplated by the agreements pursuant to which the Project was constructed.

9.10.	Maintenance of Properties, Payment of Taxes, Etc.

(a)           The Company shall operate and maintain the Project in accordance with prudent industry standards and in a manner reasonably consistent with that of similar property and equipment owned and operated by the Company.  The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.10 shall not prevent the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           The Company will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on the Company or any of its properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, provided that the Company need not pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.11.	Transaction Expenses, etc.

Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay all reasonable costs and expenses (including reasonable fees of counsel to Juniper and Merrill, your special counsel and, if reasonably required, special Mississippi counsel or other counsel) incurred by the Issuer, you and each other Bondholder in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Replacement Bonds, the Second Amended and Restated Collateral Indenture or any other Finance Document (whether or not such amendment, waiver or consent becomes effective), including without limitation:  (a) the fees and expenses of the Collateral Trustee, including the fees and expenses of its counsel, (b) all filing and recording fees and taxes in connection with the Second Amended and Restated Collateral Indenture, the Amended and Restated Leasehold Deed of Trust and any other Finance Document, (c) the costs and expenses incurred by the Collateral Trustee or any Bondholder in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Replacement Bonds, the Second Amended and Restated Collateral Indenture, the Amended and Restated Leasehold Deed of Trust or any other Finance Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Replacement Bonds, the Second Amended and Restated Collateral Indenture, the Amended and Restated Leasehold Deed of Trust or any other Finance Document, or the Project, and (d) the costs and expenses, including financial advisors’ fees, incurred in connection with a recapitalization of the Company or the insolvency or bankruptcy of the Issuer or the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Replacement Bonds, the Second Amended and Restated Collateral Indenture and the other Finance Documents, in each case only to the extent such costs, fees, expenses, taxes and other amounts are incurred in connection with the Project or the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, the Company will also pay all reasonable costs and expenses incurred by any Qualifying Bondholder or the Collateral Trustee in connection with the exercise of rights pursuant to Section 9.9(d) hereof or Section 5.1 of the Second Amended and Restated Collateral Indenture during the existence of an Event of Default or Potential Default.  The Company shall not, in connection with any of the matters described in this Section 9.11, be liable for the fees and disbursements of more than one separate special counsel firm, and one separate local counsel as reasonably required, unless you or another Bondholder reasonably determine that your or its interests as a Bondholder differ from the interests of other Bondholders so as to require separate legal advice.  The Company agrees to pay, and will save you and each other holder of a Replacement Bond harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders with respect to the Replacement Bonds (other than those retained by you).

In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees and disbursements and other charges of your special counsel referred to in Section 6.3 hereof which are reflected in the statements of such special counsel submitted to the Company on or before the date of the Closing.

The obligations of the Company under this Section 9.11 will survive the payment or transfer of any Replacement Bond, the enforcement, amendment or waiver of any provision of this Agreement or the Replacement Bonds, and the termination of this Agreement.

The Issuer shall have no obligation to you or any other Bondholder in connection with the fees, costs and expenses provided for in this Section 9.11.

9.12.	Indemnification.

(a) The Company will indemnify, defend, protect and hold you and your successor or successors (each of the foregoing an “Indemnified Person”) harmless from and against all liabilities, taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys’, experts’, consultants’ and accountants’ fees and expenses) or judgments of any nature relating to or in any way arising under this Agreement or the other Finance Documents in respect of the Project or the transactions contemplated by this Agreement, including all costs and expenses (including reasonable fees and disbursements of counsel) incurred by you or your successors in connection with the enforcement of this Agreement and the other Finance Documents in respect of the Project or the transactions contemplated by this Agreement, or the collection of any amounts owing hereunder or arising out of the acquisition, purchase agreement for the acquisition, construction, title on acquisition, rejection, installation, possession, ownership, use, non-use, misuse, lease, sublease, security interest in, operation, transportation, securing, repair, control or disposition of the Project.  Notwithstanding any provisions of this Section 9.12 to the contrary, the Company will not indemnify and hold harmless any Indemnified Person against any claims and liabilities to the extent arising from the gross negligence or willful misconduct of such Indemnified Person.

(b) The Company will indemnify, defend, protect and hold harmless each Bondholder who acquired its Fixed Rate A-Bonds for at least par from and against any and all federal tax liability (including without limitation interest and penalties in respect thereof) resulting from the assumption by the Company of Juniper’s obligations in respect of the Existing Note and the Fixed Rate A-Bonds, the execution and delivery of the Note pursuant to the Second Amended and Restated Loan Agreement in exchange for the Existing Note, and the issuance of Replacement Bonds in exchange for the Fixed Rate A-Bonds pursuant to this Agreement, or any of the foregoing.

9.13.	Insurance.

The Company will maintain, with financially sound and reputable insurers, insurance with respect to the Project against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.  All policies of general and excess liability insurance required to be maintained under this Section 9.13 with respect to the Project shall name the Collateral Trustee and its officers, directors, members, trustees and employees as additional insureds.  All policies of property damage insurance required to be maintained under this Section 9.13 with respect to the Project shall name the Collateral Trustee as loss payee; provided that if the proceeds of any such property damage insurance maintained by the Company is less than $4,000,000, such proceeds shall be paid to the Company.

9.14.	Terrorism Sanctions Regulations

The Company will not, and will not permit any Subsidiary to, (a) become a Blocked Person or (b) have any investments in, or knowingly (as such term is defined in Section 101(6) of CISADA) engage in any dealings or transactions with, any Blocked Person where such investments, dealings, or transactions would result in either (i) the Company or Subsidiary being in violation of any applicable law, except to the extent such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) any holder of a Bond being in violation of any laws or regulations administered or enforced by OFAC

9.15.	Further Assurances.

The Company will promptly and duly execute and deliver such further documents and instruments and take such further actions as are from time to time reasonably requested in order to carry out more effectively the intent of this Agreement and the transactions contemplated hereby and to establish and protect the rights and remedies created or intended to be created by this Agreement and the other Finance Documents.

10.	[Intentionally Omitted].

11.	Loss or Damage to the Project.

(a)           [Intentionally Omitted.]

(b)           Subject to paragraph (c) of this Section 11, in the event of damage of any kind whatsoever to the Project, the Company, at its own cost and expense, shall place the same in good operating order, repair, condition and appearance and restore the Project to at least the same value and usefulness that existed prior to such event of damage.  Subject to paragraph (c) of this Section 11, any and all insurance proceeds received by the Collateral Trustee as an additional insured shall be paid by the Collateral Trustee to the Company for application toward the costs of said restoration.

(c)           If (A) an Event of Loss shall have occurred and be continuing, (B) the Company shall fail to obtain or be unable to obtain any Governmental Action required in connection with the valid execution, delivery and performance of this Agreement and, as a result, the Project is unable to be operated for a period in excess of one hundred eighty (180) consecutive days, or such Governmental Action shall be revoked or otherwise cease to be in full force and effect and, as a result, the Project cannot be operated for a period in excess of one hundred eighty (180) days after the revocation or expiration thereof, or (C) if a Taking as described in paragraph (a) of Section 12 shall occur, then in any such event, (i) the Company shall promptly notify the Collateral Trustee and each Bondholder in writing of such event (the “Casualty Notice”), (ii) upon the written demand of the Collateral Trustee or any Bondholder delivered to the Issuer and the Company within thirty (30) days after their receipt of the Casualty Notice (the “Acceleration Notice”), the Replacement Bonds shall, within one hundred eighty (180) days of such event (the “Casualty Settlement Date”), be prepaid as a whole on the applicable Casualty Settlement Date at the unpaid principal amount thereof together with interest accrued thereon to such Casualty Settlement Date, without Make-Whole Premium.  Upon payment by the Company of all amounts referred to in the immediately preceding sentence, (x) all insurance and condemnation proceeds shall be paid by the Collateral Trustee to the Company, and (y) the Company shall be subrogated to the Collateral Trustee’s rights resulting from the events described in clauses (A) through (C) above.  In the event that the Collateral Trustee or any Bondholder fails or elects not to deliver the Acceleration Notice within said 30-day period, then all insurance proceeds shall be paid by the Collateral Trustee to the Company for application toward the restoration cost or prepayment of the Replacement Bonds as provided in Section 12(b) hereof.

12.	Condemnation.

(a)           If the use for a period in excess of one hundred eighty (180) days, the occupancy for a period in excess of one hundred eighty (180) days or title to all or substantially all of the Project is taken, requisitioned or sold in, by or on account of actual or threatened eminent domain proceedings or other action by any person or authority having the power of eminent domain (such events collectively referred to as a “Taking”), then the Company shall make the payment provided in Section 11(c) hereof in the event it receives an Acceleration Notice as provided in Section 11(c) hereof.  The portion of the proceeds from any award or sale made in connection with such Taking attributable to the Collateral Trustee’s interest in the Project shall be applied in satisfaction of the Company’s obligations under Section 11(c) hereof, and any excess over the amounts due hereunder shall be paid to the Company.  In the event that the Company does not receive an Acceleration Notice as provided above, then all insurance and condemnation proceeds shall be applied in accordance with Section 12(b) below.  A Taking shall be deemed to affect “substantially all” of the Project if, after such Taking, (i) the Project cannot operate to produce electricity in accordance with all Permits and this Agreement, (ii) the Company is not able to fully perform its obligations under this Agreement or (iii) a material diminution in the value, utility or remaining economic useful life of the Project will occur, unless such diminution is of a nature that is capable of being remedied within one hundred eighty (180) days and the Company shall have diligently and in good faith commenced action and is continuing action to remedy such diminution.

(b)           If less than substantially all of the Project is subject to a Taking, any insurance and condemnation proceeds, so long as no Potential Default under Section 13.1(b) hereof or Event of Default has occurred and is continuing, shall be paid to the Company for the replacement of the portion of the Project affected by such Taking; provided that, if and to the extent that, at the election of the Company, such proceeds are not applied to the replacement of the portion of the Project affected by such Taking, then the Replacement Bonds shall be prepaid in part in an amount equal to the amount of such proceeds on the applicable Casualty Settlement Date at the unpaid principal amount thereof together with interest accrued thereon to such Casualty Settlement Date, without Make-Whole Premium.

13.	Defaults; Remedies.

13.1.	Events of Default.

The occurrence of one or more of the following events shall constitute an “Event of Default” under this Agreement:

(a) Default in the due and punctual payment of (i) any principal of or interest or Make-Whole Premium on any Replacement Bond, whether at maturity, at a date fixed for prepayment or by declaration or otherwise, and such failure, in the case of any payment of interest, continues for more than ten (10) Business Days after such payment is due or (ii) any other amount payable by the Company hereunder or under any other Finance Document to which the Company is a party for more than ten (10) Business Days after such payment is due; or

(b) Failure to maintain the insurance required by Section 9.13 hereof, or the Company defaults in the performance of or compliance with any covenant or obligation contained in Section 9.1(i), 9.2(a)(iii) or 9.8 hereof; or

(c) Default beyond any applicable notice and/or cure period in the performance of any other obligation or covenant of the Company pursuant to this Agreement (other than those referred to in Section 13.1(a), 13.1(b) and 13.1(d) hereof) or any other Finance Document to which the Company is a party and the continuance of such default for thirty (30) days after the earlier of (i) the date the Responsible Officer of the Company has actual knowledge of such default or (ii) written notice shall have been given to the Company by the Collateral Trustee specifying such default and requiring such default to be remedied; provided, that if in the case of a default arising under Section 9.5 or Section 9.9(c) (with respect to Legal Requirements) or Section 9.10(a) (with respect to maintenance) hereof, such default is of a nature that is not capable of being cured within such thirty (30) day period and the Company shall have diligently commenced curing such default and proceeds diligently and in good faith thereafter to complete curing such default, such thirty (30) day period shall be extended to one hundred twenty (120) days; or

(d) An Event of Default (as defined in each such agreement) shall occur under the Second Amended and Restated Loan Agreement or the Amended and Restated Leasehold Deed of Trust;

(e) Any representation or warranty made by or on behalf of the Issuer in this Agreement, any other Finance Document to which it is a party or any document contemplated hereby or thereby proves to be false, misleading or inaccurate in any material respect on or as of the date made or deemed made.

(f) Any representation or warranty made by or on behalf of the Company in this Agreement, any other Finance Document to which it is a party or any document contemplated hereby or thereby proves to be false, misleading or inaccurate in any material respect on or as of the date made or deemed made, unless (other than in the case of the representations and warranties contained in clause (ii) of Section 5.1 hereof and Sections 5.2, 5.5, 5.6 and 5.13 hereof) each of the following shall exist:

(i)         Such representation or warranty is of a nature that it is capable of being cured within ninety (90) days after written notice shall have been given to the Company by the Collateral Trustee specifying the falsity or inaccuracy of such representation or warranty;

(ii)         The Company shall have diligently commenced curing such default and is proceeding diligently and in good faith to cure such false or inaccurate representation or warranty and shall have cured such default within such ninety (90) day period;

(iii)         No Responsible Officer shall have been aware that such representation or warranty was false or inaccurate when such representation or warranty was made or deemed made; and

(iv)         Such false or inaccurate representation or warranty has not resulted in a material adverse effect on (i) the use, operation, ownership or value of the Project, (ii) the ability of the Company to observe and perform its obligations under this Agreement or any other Finance Document to which it is a party in a timely manner, (iii) the business, properties or financial condition of the Company, or (iv) the rights or interests of the Collateral Trustee under this Agreement and has not created a reasonable likelihood of the Collateral Trustee or any Bondholder incurring Environmental Damages.

(g) The entry by a court having competent jurisdiction of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(h) The commencement by the Company of a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other similar case or proceeding, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(i) The Project or a substantial portion thereof shall be attached for execution or become subject to the order of any court or any other process for execution and attachment, order process shall remain in effect and undischarged for 90 days; or

(j) One or more final, non-appealable judgments for the payment of money is rendered against the Company in an aggregate amount equal to the greater of (i) $25,000,000 or more or (ii) five percent (5%) of the Net Worth of the Company or more and the same remains undischarged for a period of 90 days during which execution of such judgment is not effectively stayed; or

(k) (A)           The Company shall default in any payment of principal of or of interest on any Indebtedness or shall default on account of any guarantee in respect of Indebtedness, in each case in an amount equal to the greater of (i) $25,000,000 or more or (ii) five percent (5%) of the Net Worth of the Company or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee was created or (B) a default or event of default, the effect of which is the holder or holders of any Indebtedness or a trustee or agent on behalf of such holder or holders, causes or declares any of such Indebtedness to become due prior to its stated maturity, or such Indebtedness otherwise becomes due prior to its stated maturity, shall occur under the provisions of any agreement or agreements pursuant to which such Indebtedness was created or any instrument or instruments evidencing such Indebtedness of the Company in the amount of the greater of (i) $25,000,000 or more in the aggregate or (ii) an amount equal to five percent (5%) of the Net Worth of the Company or more in the aggregate; or

(l) Any Change of Control shall occur.

13.2.	Default Remedies.

(a) Acceleration.  If an Event of Default described in clause (a) of Section 13.1 hereof shall occur and be continuing with respect to any Replacement Bond, the holder of such Replacement Bond may by notice in writing to the Issuer, the Collateral Trustee and the Company declare the unpaid principal amount of such Replacement Bond and all interest accrued and unpaid thereon and any unpaid premium thereon, together with the then applicable Make-Whole Premium, to be, and such amount shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.  If an Event of Default, including, without limitation, an Event of Default described in clause (a) of Section 13.1 hereof, shall occur and be continuing (unless there shall have occurred an Event of Default under clause (g) or (h) of Section 13.1 hereof, in which case the entire unpaid principal amount of all Replacement Bonds, together with all interest accrued and unpaid thereon, together with the applicable Make-Whole Premium, shall automatically become due and payable), the Majority Holders may, by notice in writing to the Issuer, the Collateral Trustee and the Company, declare the entire unpaid principal amount of all Replacement Bonds and all interest accrued and unpaid thereon, together with the applicable Make-Whole Premium, to be, and such Replacement Bonds shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.  The Issuer and the Company acknowledge, and the parties hereto agree, that each holder of a Replacement Bond has the right to maintain its investment in the Replacement Bonds free from repayment (except as herein specifically provided for) and that the provision for payment of the applicable Make-Whole Premium in the event that any Replacement Bond is prepaid or is accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

(b) Other Remedies.  If an Event of Default has occurred and is continuing, and irrespective of whether the Replacement Bonds have become or have been declared immediately due and payable under Section 13.2(a) hereof, each Bondholder may proceed to protect and enforce such holder’s rights by suit in equity, action at law or other appropriate proceeding for specific performance of, or for any injunction against violation of, any covenant or provision contained in the Replacement Bonds or herein or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, provided that no Bondholder shall have any right to enforce directly any of the rights or the security interest or Lien granted by the Second Amended and Restated Collateral Indenture or the Amended and Restated Leasehold Deed of Trust, or to require the Collateral Trustee to take or refrain from taking any action under the Second Amended and Restated Collateral Indenture or the Amended and Restated Leasehold Deed of Trust, except in accordance with the terms of the Second Amended and Restated Collateral Indenture or the Amended and Restated Leasehold Deed of Trust, as applicable.

(c) Rescission.  At any time after any Replacement Bonds have been declared due and payable pursuant to Section 13.2(a) hereof (other than by reason of an Event of Default under clause (g) or (h) of Section 13.1 hereof), the Bondholders, by unanimous written consent to the Issuer, the Collateral Trustee and the Company, may rescind and annul any such declaration and its consequences if (i) there shall have been paid all overdue interest on the Replacement Bonds, all principal of and Make-Whole Premium, if any, on any Replacement Bonds that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Replacement Bonds, at the Default Rate, (ii) all Events of Default and Potential Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 16.5 hereof, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Replacement Bonds.  No rescission and annulment under this Section 13.2(c) will extend to or affect any subsequent Event of Default or Potential Default or impair any right consequent thereon.

(d) Nonwaiver and Expenses.  No course of dealing between the Issuer, the Company, the Collateral Trustee and any Bondholder nor any delay or failure on the part of any Bondholder to exercise any right shall operate as a waiver of such right.  If there shall occur a failure to pay when due the principal of or interest or Make-Whole Premium on any Replacement Bond, or a failure by either of the Issuer or the Company to comply with any other provision of this Agreement or any other provision in respect of the Project, or the transactions contemplated hereby contained in any Finance Document to which it is (or will become) a party, the Company will pay to the holder of such Replacement Bond such further amounts as shall be sufficient to cover the cost and expenses, including, but not limited to, reasonable attorneys’ fees, incurred by such holder in collecting any sums due on such Replacement Bond or in otherwise enforcing any of such holder’s rights under this Agreement or any provision in respect of the

Project, or the transactions contemplated hereby contained in any other Finance Document.

13.3.	Notice of Default.

If any Bondholder shall demand payment because of, or take any other action of which the Company shall have knowledge in respect of, an alleged Event of Default, or if the Company acquires knowledge of any Potential Default or Event of Default, the Company shall forthwith give written notice, specifying the nature of such Potential Default or Event of Default and any such action, to the Issuer, the Collateral Trustee and each holder of the Replacement Bonds at the time outstanding.

14.	Interpretation of this Agreement.

14.1.	Terms Defined.

Unless the context otherwise specifies or requires, each term defined in this Section 14.1 shall, when used in this Agreement, have the meaning indicated.  To the extent that certain of the terms defined in this Agreement are defined by cross-reference to documents which may not be in full force and effect during the entire term of this Agreement, the definitions contained in such documents shall be and remain effective for purposes of implementing this Agreement during the term of this Agreement.

“Acceleration Notice” is defined in Section 11(c) hereof.

“Act” is defined in Section 4.1 hereof.

“Affiliate” of any Person means any other Person controlling, controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amended and Restated Leasehold Deed of Trust” is defined in Section 6.2 hereof.

“Amended and Restated Reimbursement Agreement” means that certain Amended and Restated Reimbursement Agreement dated as of June 27, 2003, by and among Juniper, the Company, Merrill Leasing and the Collateral Trustee, as assigned to Merrill pursuant to the terms of the Merrill Assignment.

“Anti-Money Laundering Laws” are defined in Section 5.15(b).

“Assignment and Assumption Agreement” is defined in Section 6.2 hereof.

“Assignment and Assumption of Ground Lease” is defined in Section 6.2 hereof.

“Bill of Sale” is defined in Section 6.2 hereof.

“Blocked Person” is defined is Section 5.15(a).

“Bondholder” or “holder” of any Replacement Bond means the Person in whose name a Replacement Bond is registered (or the beneficial owner for which such Person is a nominee) in accordance with Section 14.2 of the Second Amended and Restated Collateral Indenture.

“Bond Payment Date” is defined in Section 8.1 hereof.

“Bond Purchase Agreements” is defined in the Background paragraphs hereof.

“Bond Resolution” means the resolution(s) of the Issuer dated January 20, 1999, March 17, 1999, August 18, 2000, June 18, 2003 and October 12, 2011, providing for the issuance of the Existing Bonds or the Replacement Bonds, as applicable, and approving this Agreement, the Second Amended and Restated Loan Agreement, the Note, the Second Amended and Restated Assignment Agreement and related matters, as amended or supplemented from time to time.

“Business Day” means a day on which banks are not required or authorized by law or executive order to close in New York, New York or Gulfport, Mississippi.

“Casualty Notice” is defined in Section 11(c) hereof.

“Casualty Settlement Date” is defined in Section 11(c) hereof.

“CERCLA” is defined in Section 5.12(h) hereof.

“CERCLIS” is defined in Section 5.12(h) hereof.

“Change of Control” means if at any time The Southern Company shall cease to own, directly or indirectly, more than half of the outstanding Voting Securities of the Company.

“CISADA” means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Closing” is defined in Section 2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” has the meaning specified in the Second Amended and Restated Collateral Indenture.

“Collateral Trustee” means Deutsche Bank Trust Company Americas in its capacity as trustee under the Second Amended and Restated Collateral Indenture, and its successors.

“Company” is defined in the introductory paragraph hereof.

“Company Fixed Rate Consent and Agreement” means that certain Consent and Agreement dated as of June 27, 2003 by and among the Company, the Issuer, Juniper and the Collateral Trustee.

“Company Floating Rate Consent and Agreement” means that certain Consent and Agreement dated as of October 20, 2005 by and among the Company, Juniper and the Collateral Trustee.

“Contaminant” means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, industrial waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs or any constituent thereof or any other substance regulated under Environmental Requirements as harmful to human health or the environment.

“Default Rate” means with respect to the Replacement Bonds, a rate per annum 2% above the stated interest borne by such Replacement Bonds.

“Dollars” or “$” means the lawful currency of the United States of America and, in relation to any amount to be advanced or paid hereunder, funds having same day or immediate value.

“Easement” means that certain Short Form and Memorandum of Easement, between the Ground Lessor, as grantor, and Juniper, as grantee, dated as of June 27, 2003, and recorded in Deed Book 1308 at Page 338 in the Office of the Chancery Clerk of Jackson County, Mississippi.

“Electronic Delivery” is defined in Section 9.2(b) hereof.

“Environmental Approvals” means all Governmental Actions, Permits, consents, licenses, and other approvals or authorizations required under applicable Environmental Requirements.

“Environmental Damages” means all claims, causes of action, suits, proceedings, judgments, damages (including punitive and consequential damages), losses, penalties, fines, interest, fees, liabilities (including strict liability), taxes, obligations, encumbrances, liens, costs and expenses (including, without limitation, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, direct or indirect, including, without limitation, reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are asserted, imposed or incurred at any time pursuant to Environmental Requirements, including, without limitation:

(i)         Damages arising from the existence of Contaminants at any location or noncompliance with or violation of Environmental Requirements;

(ii)         Damages for personal injury or threatened personal injury (including sickness, disease or death), or injury or threatened injury to property or natural resources, foreseeable or unforeseeable, including, without limitation, the cost of demolition and rebuilding of any improvements on real property;

(iii)         Reasonable fees incurred for the services of attorneys, consultants, contractors, doctors, experts, laboratories and all other reasonable costs incurred in connection with any damages as described in subparagraph (i) of this definition, and the investigation or remediation of Contaminants or the suspected presence of Contaminants or the violation or threatened violation of Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any investigation, cleanup, treatment, remediation, removal, response, abatement, containment, closure, storage, disposal, transport, restoration or monitoring work required by any Governmental Authority, or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys’ fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder or thereunder; and

(iv)         Liability to any third Person or Governmental Authority to indemnify such Person or Governmental Authority for costs expended in connection with the items referenced in subparagraphs (i), (ii) and (iii) of this definition.

“Environmental Event” is defined in Section 9.6(a) hereof.

“Environmental Lien” means a Lien in favor of any Governmental Authority for any (a) liability under any Environmental Requirement, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to a Release or threatened Release of a Contaminant into the environment.

“Environmental Matters” means any matter, fact or situation relating to or arising from (a) any violation or alleged violation of or noncompliance with an Environmental Requirement, (b) any Release or threatened Release of any Contaminant, or (c) any injury or alleged injury to human health or safety or the environment by reason of the matters described in clauses (a) and (b) above.

“Environmental Report” means that certain Phase I Environmental Site Assessment entitled Phase I Environmental Site Assessment, Gas Fired Combined Cycle Generating Plant, Escatawpa, Mississippi, dated March 26, 1999, as updated by the Reports dated December 4, 2000 and April 24, 2001, as further updated by the Report dated May 21, 2003, prepared by Brown & Mitchell, Inc., and as further updated by the Report dated October 17, 2011, prepared by BMI Environmental Services, LLC.

“Environmental Requirements” means all applicable federal, state, local and foreign laws (including duties under the common law), statutes, codes, ordinances, rules, regulations, directives, binding policies, Governmental Actions, permits, authorizations, orders, judgments, decrees or requirements of any Governmental Authority relating to or addressing the environment, natural resources or human health, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, binding policy, permit, authorization, order, judgments, decrees or requirements of any Governmental Authority relating to (a) the use, handling, disposal, Release or threatened Release of any Contaminant or (b) worker health.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) or Person under common control with the Company or any of its subsidiaries, or treated as a single employer along with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” is defined in Section 13.1 hereof.

“Event of Loss” means any of the following events: (a) loss of all or substantially all of the Project due to destruction, damage beyond economical repair or rendition of the Project permanently unfit for the use contemplated by the Company on a commercially feasible basis for any reason whatsoever; (b) any event which results in an insurance settlement with respect to the Project on the basis of a total loss or constructive total loss; and (c) the condemnation or taking or requisition of title or use for a period in excess of 180 days by any Governmental Authority which constitutes the taking of all or substantially all of the Project or all or substantially all of the Site such that the remainder is not sufficient to permit operation of the Project on a commercially feasible basis.  A loss of “substantially all” of the Project shall be deemed to occur if, after such event, (i) the Project cannot operate to produce electricity in accordance with all Permits and at levels and efficiencies substantially similar to the levels and efficiencies produced prior to such loss or (ii) a material diminution in the value, utility or remaining economic useful life of the Project will occur, unless such diminution is of a nature that is capable of being remedied within one hundred eighty (180) days and the Company shall have diligently and in good faith commenced action and is continuing action to remedy such diminution.

“Existing Assignment” is defined in the Background paragraphs hereof.

“Existing Bonds” is defined in the Background paragraphs hereof.

“Existing Collateral Indenture” is defined in the Background paragraphs hereof.

“Existing Fixed Rate Bonds” is defined in the Background paragraphs hereof.

“Existing Ground Lessor Consent and Estoppel Certificate” means that certain Ground Lessor Consent and Estoppel Certificate dated June 27, 2003 from Ground Lessor to the Collateral Trustee.

“Existing Leasehold Deed of Trust” is defined in the Background paragraphs hereof.

“Existing Loan Agreement” is defined in the Background paragraphs hereof.

“Existing Note” is defined in the Background paragraphs hereof.

“Facility” is defined in the Background paragraphs hereof.

“Facility Support Agreement” is defined in the Background paragraphs hereof.

“Finance Documents” means this Agreement, the Replacement Bonds, the Second Amended and Restated Collateral Indenture, the Amended and Restated Leasehold Deed of Trust, the Second Amended and Restated Loan Agreement, the Note and the Second Amended and Restated Assignment Agreement.

“Financing Arrangement” means each credit agreement, bond or note purchase agreement, bond or note assumption agreement, subordinated loan agreement, security agreement, indenture, mortgage, deed of trust, and each other agreement or arrangement between the Company and a lender or lenders (or a collateral trustee, collateral agent or administrative agent acting on their behalf) to the Company or a purchaser of securities issued by the Company or between the Company and any other Person or Persons providing credit support to the Company or in respect of debt issued by or on behalf of the Company, or in respect of debt issued by a Person where the proceeds of such issuance is made available to the Company, in each case in connection with the financing or refinancing of all or any portion of the Project, as any of the same may be amended, restated, modified or supplemented from time to time.

“Fixed Rate A-Bonds” is defined in the Background paragraphs hereof.

“Fixed Rate B-Bonds” is defined in the Background paragraphs hereof.

“Fixed Rate Bond Purchase Agreement” is defined in the Background paragraphs hereof.

“Floating Rate Bonds” is defined in the Background paragraphs hereof.

“Floating Rate Assignment Agreement” means that certain Assignment Agreement dated as of October 20, 2005, between the Issuer and the Collateral Trustee.

“Floating Rate Bond Purchase Agreement” is defined in the Background paragraphs hereof.

“Floating Rate Loan Agreement” means that certain Loan Agreement dated as of October 20, 2005, between the Issuer and Juniper.

“GAAP” means generally accepted accounting principles from time to time in the United States.

“Governmental Action” is defined in Section 5.4 hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Ground Lease” is defined in the Background paragraphs hereof.

“Ground Lessor” is defined in the Background paragraphs hereof.

“Ground Lessor Consent” is defined in Section 6.2 hereof.

“Indebtedness” means for any Person (i) all indebtedness or other obligations of such Person for borrowed money and all indebtedness of such Person with respect to any other items (other than income taxes payable, deferred taxes, deferred credits and accounts payable which are not more than thirty (30) days past due, or if more than thirty (30) days past due, are being contested pursuant to a Permitted Contest) which would, in accordance with GAAP, be classified as a liability on the balance sheet of such Person, (ii) all obligations of such Person to pay the deferred purchase price of property or services, including any such obligations created under or arising out of any conditional sale or other title retention agreement, (iii) all obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (iv) all indebtedness or other obligations of such Person under or in respect of any swap, cap, collar or other financial hedging arrangement, (v) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), or (iv) above, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, and (vi) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.

“Indemnified Person” is defined in Section 9.12 hereof.

“INHAM Exemption” is defined in Section 3.2(e) hereof.

“Institutional Investor” means (a) any original purchaser of a Fixed Rate A-Bond (including one or more of its Affiliates) and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any registered investment company, any insurance company, any broker or dealer, or any other similar financial institution, regardless of legal form.

“Insurance Requirements” means all insurance required to be obtained with respect to the Project pursuant to Section 9.13 hereof and all terms of any such required insurance policy covering or applicable to the Project, all requirements of the issuer of any such policy, all statutory requirements and all orders, rules, regulations and other requirements of any governmental body related to insurance applicable to the Project.

“Issuer” is defined in the introductory paragraph hereof.

“Juniper” is defined in the Background paragraphs hereof.

“Kemper IGCC” means the Company’s integrated coal gasification combined cycle electric generating plant in Kemper County, Mississippi.

“Lease” is defined in the Background paragraphs hereof.

“Legal Requirements” means all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereinafter enacted, made or issued, whether or not presently contemplated, including, without limitation, all requirements of labor laws and Environmental Requirements, whether or not such compliance shall require structural, unforeseen or extraordinary changes to the Project or the operation, occupancy or use thereof.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

“Majority Holders” means at any time one or more Bondholders holding at least a majority of the unpaid principal amount of the Replacement Bonds at the time outstanding.

“Make-Whole Premium” is defined in Section 8.8 hereof.

“Master Termination Agreement” is defined in Section 6.2 hereof.

“Material Adverse Effect” means a material adverse effect on (i) the business, profits, prospects, management, operations or condition (financial or otherwise) of the Company or the Project, (ii) the enforceability, validity, perfection or priority of the Lien of the Second Amended and Restated Collateral Indenture or the Amended and Restated Leasehold Deed of Trust, (iii) the ability of the Company to perform in all material respects its obligations under this Agreement or the other Finance Documents or (iv) the rights or interests of the Bondholders hereunder or under any of the other Finance Documents.

“Memorandum of Assignment of Leasehold Deed of Trust” is defined in Section 6.2 hereof.

“Memorandum of Termination of Lease” is defined in Section 6.2 hereof.

“Merrill” is defined in the Background paragraphs hereof.

“Merrill Assignment” means that certain Assignment and Assumption Agreement dated as of September 21, 2005 between Merrill Leasing and Merrill.

“Merrill Leasing” means ML Leasing Equipment Corp., a Delaware corporation.

“Merrill Consent and Agreement” means that certain Consent and Agreement dated as of June 27, 2003 by and among Merrill Leasing, Juniper, the Company and the Collateral Trustee, as assigned to Merrill pursuant to the terms of the Merrill Assignment.

“Merrill Shortfall Agreement” is defined in the Background paragraphs hereof.

“Multiemployer Plan” means any employee benefit plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“NAIC Annual Statement” is defined in Section 3.2(a) hereof.

“Net Worth” means the sum of the Company’s capital stock account, capital in excess of par or stated value of shares of the Company’s capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, excluding treasury stock.

“Note” is defined in Section 6.2 hereof.

“NPL” is defined in Section 5.12(h) hereof.

“OFAC” is defined in Section 5.15(a).

“OFAC Listed Person” is defined in Section 5.15(a).

“Officer’s Certificate” means (a) as to the Issuer, a certificate of a duly authorized officer of the Issuer, (b) as to the Company, an Officer’s Certificate as defined in the

Second Amended and Restated Collateral Indenture and (c) as to any other Person, a certificate of a senior financial officer or senior accounting officer of such Person whose responsibilities extend to the subject matter of such certificate.

“PCBs” is defined in Section 5.12(l) hereof.

“Permits” means all consents, licenses, building and operating permits or other Governmental Actions required for the ownership, completion and operation of the Project.

“Permitted Contest” means the Company’s right to contest, in good faith and with due diligence, any tax, assessment, levy, fee, rent, charge or Lien, or any Legal Requirements applicable to the Project or the occupancy, use or operation thereof, so long as no Event of Default exists, and, in the reasonable judgment of the Company’s counsel, the Company shall have reasonable grounds to contest the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings (i) shall not involve any material danger that the Project would be subject to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) will not place the Collateral Trustee in any danger of civil liability for which the Collateral Trustee is not fully indemnified pursuant to the terms of Section 9.8 of the Second Amended and Restated Collateral Indenture or subject the Collateral Trustee to any danger of criminal liability, (iii) shall not suspend the collection of such taxes (unless the Company has provided a bond for the full amount in dispute), and (iv) shall not be prohibited under or be conducted in contravention of the provisions of any other instrument to which the Company or the Project is subject and shall not constitute a default thereunder.

“Permitted Liens” means the following Liens and other matters affecting the Project:  (a) Liens securing the payment of taxes, assessments and other governmental charges or levies which are either not delinquent or, if delinquent, are being contested by the Company in good faith as a Permitted Contest; (b) zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of the Project, minor encroachments or minor irregularities of title none of which individually or in the aggregate could reasonably be expected to materially impair the intended use, operation, ownership or value of the Project; (c) reservations of mineral interests, none of which individually or in the aggregate could reasonably be expected to materially impair the intended use, operation, ownership or value of the Project; (d) the Liens created pursuant to any Financing Arrangement; (e) leases and licenses in effect with respect to the Project which are permitted by this Agreement or which are delivered to and accepted by the Collateral Trustee prior to the date hereof; (f) inchoate mechanics’ liens arising in the ordinary course of business on or in respect of the Project and for amounts the payment of which is either not yet delinquent or is the subject of a Permitted Contest, and which, in the aggregate, do not exceed $10,000,000; (g) the rights and interest of the Company and the Collateral Trustee as provided in or contemplated by any Financing Arrangement; (h) Liens arising out of any judgment or award against the Company, unless there exists a material risk of the sale, forfeiture or loss of the Project or any interest therein or any use thereof or unless such judgment or award shall not in any event, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of such stay; (i) exceptions to the title of the Project as set forth in the title insurance policy delivered to the Collateral Trustee pursuant to Section 6.7 of this Agreement; (k) other Liens securing claims none of which individually or in the aggregate could reasonably be expected to materially impair the intended use, operation, ownership or value of the Project and which, in the aggregate, do not exceed $5,000,000; (l) any Lien granted in connection with any Department of Energy loan guarantee relating to the Kemper IGCC, but only if such Lien secures principal amounts not in excess of 80% of Project Costs; (m) pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation insurance, unemployment insurance, pensions or social security programs; (n) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return of money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (o) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds; (p) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution; (q) any Lien created or arising over any property which is acquired, constructed or created by the Company, but only if (i) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, (ii) such Lien is created or arises on or before 360 days after the completion of such acquisition, construction or creation and (iii) such Lien is confined solely to the property so acquired, constructed or created and any improvements thereto; (r) any Lien on any property or assets existing at the time of acquisition of such property or assets by the Company and which is not created in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); (s) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses (a) through (r), for amounts not exceeding the principal amount of the Indebtedness secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets); and (t) such other or additional matters as may be approved in writing by the Majority Holders.

“Person” means any corporation, natural person, joint venture, partnership, limited liability company, trust, unincorporated organization, government or any department or agency of any government.

“Potential Default” means an event which, with notice or lapse of time or both, would constitute an Event of Default.

“Project” is defined in the Background paragraphs hereof.

“Project Costs” means “Project Costs” as defined in 10 C.F.R. Sections 609.2 and 609.12.

“PTE” is defined in Section 3.2(a) hereof.

“Purchase” is defined in the Background paragraphs hereof.

“Purchase Option Notice” is defined in the Background paragraphs hereof.

“QPAM Exemption” is defined in Section 3.2(d) hereof.

“Qualifying Bondholder” means (a) you and any of your Affiliates and (b) any other Bondholder that (i) is an Institutional Investor (or a controlled Affiliate of an Institutional Investor) or (ii) holds (together with its Affiliates) at least 5% of the unpaid principal amount of the Replacement Bonds at the time outstanding.

“Release” means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, groundwater, or any structure.

“Release of Subordinated Deed of Trust” is defined in Section 6.2 hereof.

“Remedial Action” means actions required or undertaken by a Governmental Authority, or which are appropriate as a matter of prudent business practice and commercial reasonableness, to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed, to design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

“Replacement Bonds” is defined in Section 1 hereof.

“Responsible Officer” means the President, Vice President, Secretary or Treasurer of the Company or any other officer of the Company primarily responsible for administrating the obligations of the Company hereunder.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Second Amended and Restated Assignment Agreement” is defined in Section 6.2 hereof.

“Second Amended and Restated Collateral Indenture” is defined in Section 6.2 hereof.

“Second Amended and Restated Loan Agreement” is defined in Section 6.2 hereof.

“Securities Act” is defined in Section 3.1 hereof.

“Settlement Date” is defined in Section 8.8 hereof.

“Site” is defined in the Background paragraphs hereof.

“Source” is defined in Section 3.2 hereof.

“Subordinated Deed of Trust” means that certain Subordinated Deed of Trust, Security Agreement and Fixture Filing Statement dated as of June 27, 2003, as amended by the First Amendment thereto dated as of October 20, 2005, from Juniper to the trustee named therein for the benefit of the Company.

“Subordination Non-Disturbance and Attornment Agreement” means that certain Subordination, Non-Disturbance and Attornment Agreement dated as of June 27, 2003, as amended by the First Amendment thereto dated as of October 20, 2005, by and among Juniper, the Company and the Collateral Trustee.

“Subsidiary” means (i) a corporation a majority of whose outstanding capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries or (ii) any other Person (other than a corporation) in which the Company, the Company and one or more Subsidiaries or one or more Subsidiaries, directly or indirectly, at the date of determination thereof, has at least a majority voting or other controlling (within the meaning of Rule 12D-2 under the Securities Exchange Act of 1934, as amended) ownership interest.

“Taking” is defined in Section 12(a) hereof.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction, as amended from time to time.

“USA Patriot Act” means United States Public Law 107-56, United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended form time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Securities” means securities the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

15.	[Intentionally Omitted].

16.	Miscellaneous.

16.1.	Notices.

Any notice, demand or other communication which by any provision of this Agreement is required or provided to be given shall be in writing and shall be sent (a) by first class mail, (b) by reputable overnight courier service (with charges prepaid) or (c) by facsimile (with a confirming copy sent by first class mail or courier, as aforesaid). Any such notice must be sent:

(i) if to you, at your address shown in Schedule I hereto, marked for attention as therein indicated; or

(ii) if to the Issuer,

Mississippi Business Finance Corporation
735 Riverside Drive, Suite 300
Jackson, Mississippi  39202
Attention:  Executive Director
Telephone:       (601) 355-6232
Facsimile:         (601) 355-3888

(iii) if to the Company,

Mississippi Power Company
2992 West Beach Boulevard
Gulfport, Mississippi 39502-4079
Attention:         Chief Financial Officer
Telephone:       (228) 865-5200
Facsimile:         (228) 865-5658

(iv) if to the Collateral Trustee,

Deutsche Bank Trust Company Americas
60 Wall Street
Mail Stop: NYC60-2710
New York, NY 10005
Attention:  Project Finance, Mississippi Power Company (Series 1999A Bonds)
Telephone:     (212) 250-2698
Facsimile:       (732) 578-4636

Notices under this Section 16.1 will be deemed given only when actually received.

16.2.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

16.3.	Survival.

All covenants, agreements, representations and warranties made by the Issuer or the Company herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall survive the delivery of the Replacement Bonds regardless of any investigation made by any Bondholder or on its behalf.  All statements in any such certificate or other instrument executed and delivered by the Issuer or the Company shall constitute warranties and representations by the Issuer or the Company, as the case may be.

16.4.	Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective permitted successors and assigns.  The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of any of the Replacement Bonds, and shall be enforceable by any such holder.

16.5.	Amendment and Waiver.

(a) Requirements.  This Agreement and the Replacement Bonds may be amended, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if (and only if) the Issuer and the Company (at the Company’s expense) shall obtain consent thereto in writing from the Majority Holders; provided that, without the consent of the holder of each Replacement Bond affected thereby, no such consent shall (i) subject to the provisions of Section 13 relating to acceleration or rescission, change the amount or dates of any payment or prepayment of principal due upon any of the Replacement Bonds or change the rate or the time of payment of interest or Make-Whole Premium on any Replacement Bond or the method of determination of the Make-Whole Premium, (ii) release any Collateral or change any provision of any Finance Document providing for the release of Collateral or (iii) change the percentage of Bondholders required to approve any such amendment or effectuate any such waiver or amend the provisions of this Section 16.5.  Any consent may be given subject to satisfaction of conditions stated therein.

(b) Solicitation of Bondholders.  The Company will not make any solicitation or request of, or negotiate with, any Bondholder for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement, the Replacement Bonds or any other Finance Document unless each Bondholder (irrespective of the amount of Replacement Bonds then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto.  The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fees or otherwise, to any Bondholder as consideration for, as an inducement to or in connection with such Bondholder entering into any waiver or amendment of any of the provisions of this Agreement or any other Finance Document in respect of the Project or the transactions contemplated by this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Replacement Bonds then outstanding.

(c) Binding Effect.  Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 16.5 shall be delivered by the Company and the Issuer to each Bondholder forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Replacement Bonds.  Any such amendment or waiver shall apply equally to all the holders of the Replacement Bonds and shall be binding upon them and upon each future holder of any Replacement Bonds and upon the Company and the Issuer whether or not such Replacement Bond shall have been marked to indicate such amendment or waiver.  No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

(d) Replacement Bonds Held by the Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the unpaid principal amount of Replacement Bonds then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement, the Replacement Bonds or any other Finance Document, or have directed the taking of any action provided herein or in the Replacement Bonds or any other Finance Document to be taken upon the direction of the holders of a specified percentage of the unpaid principal amount of Replacement Bonds then outstanding, Replacement Bonds directly or indirectly owned by the Issuer or the Company or any of their respective Affiliates shall be deemed not to be outstanding.

16.6.	Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Replacement Bonds or any other Finance Document.  To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) above, by sending a copy thereof by any commercial delivery service or by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company and any other notice parties specified in or designated pursuant to Section 16.1 hereof.  The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

(c) Nothing in this Section 16.6 shall affect the right of the Collateral Trustee or of any Bondholder to serve process in any manner permitted by law, or limit any right that the Collateral Trustee or the Bondholders may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE REPLACEMENT BONDS, THE GROUND LEASE, ANY OTHER FINANCE DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

16.7.	Governing Law.

This Agreement and the Replacement Bonds shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws to the extent they require or permit the application of laws of another jurisdiction.

16.8.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

16.9.	[Intentionally Omitted].

16.10.	Company May Act for Issuer.

(a) Whenever, after a reasonable written request by the Company, the Issuer shall fail, refuse or neglect to take any action which the Issuer is required to take pursuant to the provisions of any Finance Document or this Agreement, the Company, as agent of the Issuer, may, but shall not be obligated or required to, take any such action.

(b) Certain actions or failures to act by the Issuer under this Agreement may create or result in an Event of Default under this Agreement and the Company, as agent of the Issuer, may, but shall not be obligated or required to, and to the extent permitted by law, perform any and all acts or take such action as may be necessary for and on behalf of the Issuer to prevent or correct said Event of Default and the parties hereto shall take or accept such performance by the Company as performance by the Issuer in such event.

(c) The Issuer hereby makes, constitutes and appoints the Company irrevocably as its agent to give all directions, do all things and perform all acts provided, and to the extent so provided, by this Section 16.10.

(d) Notwithstanding the foregoing, in the exercise of its discretionary rights pursuant to this Section 16.10, (i) the Company shall not be liable with respect to any action taken or omitted to be taken by the Company on behalf of the Issuer under this Agreement, (ii) the Company shall not be liable for performing any obligations or duties under this Agreement which are required by applicable law to be performed by the Issuer and (iii) the Company shall in no event assume or incur any liability, duty or obligation to any Bondholder or any other Person in the performance of any of the Issuer’s rights or powers hereunder.

16.11.	Third Party Beneficiary.

The Collateral Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto.

If this Agreement is satisfactory to you, please so indicate by signing two acceptance forms in counterparts of this Agreement and return such counterparts to each of the Issuer and the Company whereupon this Agreement will become binding among you, the Issuer and the Company as of the date first above written.

Very truly yours,

MISSISSIPPI BUSINESS FINANCE CORPORATION

By   /s/William T. Barry
Executive Director

MISSISSIPPI POWER COMPANY

By  /s/Moses H. Feagin
Name:  Moses H. Feagin
Title:  Vice President, Treasurer and CFO

Acknowledged, with respect to Sections 3.4,
6.9, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 8.4, 8.5,
8.6 and 8.7:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Trustee

By:   /s/Lisa Karlsen
Name: Lisa Karlsen
Title:  Vice President

By:  /s/Li Jiang
Name:  Li Jiang
Title:  Associate

Accepted and agreed to as of
the date hereof.

PACIFIC LIFE INSURANCE COMPANY

By _/s/Jason T. Todd_____________________________________
Name:  Jason T. Todd
Title:  Assistant Vice President

By _/s/Cathy Schwartz ___________________________________
Name:  Cathy Schwartz
Title:  Assistant Secretary

Accepted and agreed to as of
the date hereof.

METROPOLITAN LIFE INSURANCE COMPANY

By __/s/John A. Tanyeri_________________________________
Name:  John A. Tanyeri
Title:  Director

UNION FIDELITY LIFE INSURANCE COMPANY

By    MetLife Investment Advisors Company, LLC, its investment advisor

By _/s/John A. Tanyeri_______________________________
Name:  John A. Tanyeri
Title:  Director

Accepted and agreed to as of
the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By __/s/Colleen C. Cooney____________________________
Name:  Colleen C. Cooney
Title:  Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By New York Life Investment Management LLC,
     its Investment Manager

By __/s/Colleen C. Cooney_________________________
Name:  Colleen C. Cooney
Title:  Vice President

Accepted and agreed to as of
the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By __/s/David A. Barras___________________________
Name:  David A. Barras
Title:  Its Authorized Representative

Accepted and agreed to as of
the date hereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By Delaware Investment Advisers, a series of
      Delaware Management Business Trust,
      Attorney-In-Fact

By __/s/Bradley S. Ritter___________________________
    Name:  Bradley S. Ritter
    Title:  Senior Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By Delaware Investment Advisers, a series of
      Delaware Management Business Trust,
      Attorney-In-Fact

By     /s/Bradley S. Ritter
    Name:  Bradley S. Ritter
    Title:  Senior Vice President

Accepted and agreed to as of
the date hereof.

ALLSTATE LIFE INSURANCE COMPANY

By __/s/David Puckett____________________________________
Name:  David Puckett
Title:  Authorized Signatory

By __/s/Mark Pittman____________________________________
Name:  Mark Pittman
Title:  Authorized Signatory

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By __/s/David Puckett____________________________________
Name:  David Puckett
Title:  Authorized Signatory

By _/s/Mark Pittman_____________________________________
Name:  Mark Pittman
Title:  Authorized Signatory

Accepted and agreed to as of
the date hereof.

PRUDENTIAL RETIREMENT INSURANCE
     AND ANNUITY COMPANY

By:       Prudential Investment Management, Inc.,
as investment manager

By __/s/Ric E. Abel____________________________________
Vice President

Mississippi Business Finance Corp.
(Mississippi Power Company)
7.13% Taxable Revenue Bond Ser 1999A due 10/20/21
PPN: 60527TA*5

Accepted and agreed to as of
the date hereof.

SUN LIFE ASSURANCE COMPANY OF CANADA

By __/s/David Belanger____________________________________
Name:  David Belanger
Title:  Senior Director
                Private Fixed Income

By _/s/Deborah J. Foss_____________________________________
Name:  Deborah J. Foss
Title:  Managing Director, Head of Private Debt
               Private Fixed Income

Accepted and agreed to as of
the date hereof.

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE
(SUCCESSOR BY MERGER TO AIG LIFE INSURANCE COMPANY)

By: AIG Asset Management (U.S.), LLC, Investment Advisor

By __/s/Victoria Y. Chin____________________________________
    Name:  Victoria Y. Chin
    Title:  Vice President

Accepted and agreed to as of
the date hereof.

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

By ___/s/Thomas M. Donohue___________________________________
Name:  Thomas M. Donohue
Title:  Managing Director

OMITTED SCHEDULES AND EXHIBITS

Schedule I – Names and Addresses of Bondholders
Schedule 9.3 – Project Authorizations
Exhibit A – Form of Replacement Bond
Exhibit B – Form of Second Amended and Restated Indenture of Trust, Security Agreement and Collateral Assignment of Contracts
Exhibit C – Form of Amended and Restated Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing
Exhibit D – Form of Second Amended and Restated Loan Agreement
Exhibit E – Form of Second Amended and Restated Assignment Agreement
Exhibit F – Form of Assignment and Assumption Agreement
Exhibit G – Form of Bill of Sale
Exhibit H – Form of Release of Subordinated Deed of Trust, Security Agreement and Fixture Filing Statement
Exhibit I – Form of Master Termination Agreement
Exhibit J – Form of Memorandum of Termination of Amended and Restated Lease Agreement, Purchase Option and Subordination, Non-Disturbance and Attornment Agreement
Exhibit K – Form of Assignment and Assumption of Ground Lease
Exhibit L – Form of Memorandum of Assignment of Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing
Exhibit M – Form of Ground Lessor Consent and Estoppel Certificate
Exhibit N-1 through N-8 – Form of Legal Opinions